LOAN AND SECURITY AGREEMENT



     THIS LOAN AND SECURITY AGREEMENT (this "Agreement") is made as of March 31, 1999 between AMERICAN QUANTUM CYCLES, INC., a Florida corporation (the "Company"), having its address at 731 Washburn Road, Melbourne, Florida 32934, and ANCHOR CAPITAL CORPORATION, a Maryland corporation (the "Lender"), having its address at 11607 Spring Ridge Road, Potomac, Maryland 20854.

                                   WITNESSETH:

     WHEREAS, the Company is in the business of manufacturing and assembling motorcycles at its plant in Melbourne, Florida, and has requested the Lender to finance the Company's purchase of certain parts inventory from the Company's vendors for such manufacture and assembly;

     WHEREAS, the Lender is prepared to establish a line of credit to finance such inventory purchases provided that the advances therefor are secured by a purchase-money security interest in such inventory and the accounts and proceeds generated thereby and provided that the Company meets certain performance projections represented by the Company to the Lender;

     NOW, THEREFORE, in consideration of the sum of $10.00 and other good and valuable considerations, the Company and the Lender agree as follows:

     1. DEFINITIONS. As used in this Agreement, the following capitalized terms shall have the meanings set forth below:

     (a) "Account Debtor" means the motorcycle dealer or other person who is obligated on an Account.

     (b) "Account" means any account as that term is defined in the Uniform Commercial Code as in effect in any jurisdiction in which any of the Collateral may at the time be located (the "U.C.C.") and includes any right of the Company to payment for goods sold or leased or for services rendered or money loaned which is not evidenced by an instrument or chattel paper (as those terms are defined in the U.C.C.) whether or not it has been earned by performance.

     (c) "Anchor Account" means a deposit account in the name of the Company over which the Lender shall have sole signature authority, established at a depositary institution approved by the Lender and pledged to the Lender as additional security for the Obligations.

     (d) "Cash Flow Projections" means the Company's cash flow projections for the term of this Agreement, attached hereto as Exhibit "A".

     (e) "Chattel Paper" means any chattel paper as that term is defined in the U.C.C.

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     (f) "Collateral" means (i) all of the Company's Purchase Orders, Accounts,
General Intangibles, Chattel Paper and Instruments now existing or hereafter arising; (ii) all guarantees of Company's existing and future Accounts, General Intangibles, Chattel Paper and Instruments and all other security held by the Company for the payment and satisfaction thereof; (iii) all of the Company's Inventory now owned or hereafter acquired; (iv) all of the Company's books and records which relate to the Company's Inventory, Accounts, General Intangibles, Chattel Paper and Instruments or guarantees thereof; (v) all insurance on all of the foregoing and the proceeds of that insurance; (vi) the Anchor Account and all funds deposited therein from time to time; and (vii) all cash and noncash proceeds and products of all of the foregoing and the proceeds and products of other proceeds and products. The Collateral does not include any of the Company's equipment as that term is defined in the U.C.C.

     (g) "Collateral Base" means, for any week during the term of this Agreement, the sum of (i) seventy-five percent (75%) of "Net Receivables Outstanding" (shown as line item 233 in attached Exhibit "A") plus (ii) one-third (1/3) of "Net Gordon Inventory at End of Week" (shown as line item 213 in attached Exhibit "A") as shown in the respective Weekly Report.

     (h) "Commitment" means the obligation of the Lender to make Loans up to but not exceeding the aggregate principal amount of $750,000 at any one time outstanding, subject to the terms and conditions of this Agreement.

     (i) "Cumulative Cash Collected" means the cumulative amount of funds received in the Anchor Account from dealers or from any Floor Plan Lender as payment for motorcycles built and shipped pursuant to Purchase Orders approved for funding by the Lender, computed on a weekly basis and included in each Weekly Report by the Company; the amount of "Cumulative Cash Collected" is projected in the Cash Flow Projections as line item 232.

     (j) "Cumulative Sales" means the cumulative amount of the Company's sales to dealers of motorcycles built and shipped pursuant to Purchase Orders approved for funding by the Lender, expressed in dollars based on the actual sales price, computed on a weekly basis and included in each Weekly Report by the Company; the amount of "Cumulative Sales" is projected in the Cash Flow Projections as line item 230.

     (k) "Default Rate" is defined in Section 3(h).

     (1) "Event of Default" is defined in Subsection 8(a).

     (m) "Floor Plan Lender" means Bombardier Capital Inc. or Transamerica Commercial Finance Corporation or another commercial floor plan lender reasonably acceptable to the Lender who agrees in writing to extend floor plan financing to dealers of the Company's motorcycles.

     (n) "General Intangibles" means all general intangibles as that term is defined in the U.C.C., including, without limitation, all books, correspondence, credit files, records and other documents, computer programs, computer tapes and cards and other paper and documents in the

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possession or control of the Company or in the possession or control of any affiliate or computer service bureau, and all contract rights, claims, chooses in action, judgments, patents, patent applications, trademarks, license agreements, royalty payments, copyrights, service names, service marks, logos, goodwill and deposit accounts.

     (o) "Instruments" means all instruments as that term is defined in the U.C.C.

     (p) "Inventory" means any inventory as that term is defined in the U.C.C. and shall include tangible personal property held for sale or lease or to be furnished under contracts of service, tangible personal property which the Company has so leased or furnished, and raw materials, work in process and materials used, produced or consumed in the Company's business, and shall include tangible personal property returned to the Company by a purchaser or lessor thereof following the sale or lease thereof by the Company. All equipment, accessories and parts related to, attached to or added to items of Inventory or used in connection therewith and all accessions thereto shall be deemed to be part of the Inventory.

     (q) "Loan" or "Loans" means an advance or advances of funds made by the Lender from time to time to or for the benefit of the Company as set forth in this Agreement.

     (r) "Maturity Date" means June 30, 1999, or such later date to which the Lender may in its sole discretion extend the final date for payment of the Company's Obligations to the Lender.

     (s) "Note" means that certain 10% Secured Promissory Note of even date herewith made by the Company payable to the Lender in the maximum principal amount of $750,000 to evidence the Loans, and any renewal, replacement or substitute note made with respect thereto.

     (t) "Obligations" means all existing and future liabilities and obligations of the Company to the Lender, whether absolute or contingent of any nature whatsoever, now existing or hereafter incurred arising out of or provided for in this Agreement or the Note and all obligations of the Company to the Lender created or referred to in the Purchase Agreement.

     (u) "Offering" means the proposed public offering by the Company of 1,600,000 shares of its common stock (excluding the underwriter's over-allotment option) and the proposed public offering by certain selling shareholders of 928,000 shares of common stock.

     (v) "Permitted Liens" means all liens and security interests against the Collateral of record on the date of this Agreement.

     (w) "Proceeds" means whatever is received when Collateral is sold, exchanged, collected or otherwise disposed of.

     (x) "Purchase Agreement" means the Purchase Agreement of even date herewith made by and between the Company and the Lender regarding the Lender's purchase of common stock in the Company.

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     (y) "Purchase Order" means an unconditional valid and binding written purchase order for one or more motorcycles submitted to the Company by a dealer, substantially in the form attached hereto as Exhibit "B" (or another form reasonably acceptable to the Lender), which purchase order either (i) is approved by a Floor Plan Lender for funding under the Company's dealer financing program or (ii) is supported by a deposit for at least one-third of the purchase price of the motorcycle(s) ordered.

     (z) "Termination Date" means June 30, 1999 or the termination of the Commitment pursuant to Section 8(b) hereof, whichever is earlier.

     (aa) "Weekly Report" means a report prepared for the Lender by the Company and certified by its chief operating officer for each week during the term of this Agreement, showing the actual operating results achieved by the Company for each line item in the Cash Flow Projections, compared to the amounts projected for each such line item.

     2. LINE OF CREDIT AND LOANS. The Lender agrees, on the terms and subject to the conditions of this Agreement, to establish a revolving line of credit for the Company and to advance Loans to the Company until the Termination Date at the rate of up to $10,000 per motorcycle ordered under Purchase Orders submitted by the Company and approved by the Lender in its reasonable discretion.

     (a) Purchase Orders. Purchase Orders shall be submitted to the Lender once each week together with the Weekly Report by the Company described hereinbelow. Each submission of a Purchase Order by the Company to the Lender shall constitute a representation by the Company that (i) the copy of the Purchase Order delivered to the Lender is true, correct and complete, (ii) the Purchase Order represents a valid and binding order from a dealer for the immediate delivery of the number of motorcycles identified therein, (iii) the Purchase Order is in full force and effect and has not been modified, amended, rescinded or revoked, (iv) the dealer named in the Purchase Order is obligated to pay for the motorcycle(s) identified therein, and (v) either the Purchase Order has been approved for floor plan financing by a Floor Plan Lender, or the Company has received a deposit for one-third of the purchase price and has deposited the same in the Anchor Account. In addition, the Company may submit to the Lender for funding a Purchase Order for a cash sale of a motorcycle to a dealer that is neither covered by a Floor Plan Lender nor by a deposit, provided that (A) the dealer is obligated under a written dealer agreement to pay the initial one-third deposit when the Company commences assembly of the motorcycle, (B) the dealer's credit is acceptable to the Lender, and (C) the Lender shall not be required to advance Loan funds for more than one such motorcycle without a deposit at any one time. To the extent that the dealer's purchase price for any such motorcycle covered by a Purchase Order is less than $17,588, the Lender may reduce the $10,000 Loan amount for that motorcycle proportionately. The Lender shall not be required to approve any Purchase Order from a dealer that has refused to accept delivery from the Company under any previous Purchase Order or (if the Purchase Order is to be covered by floor plan financing) that is in default under the floor plan financing provided by a Floor Plan Lender. If any Purchase Order against which

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the Lender has advanced Loans is thereafter canceled by the respective dealer, then the amount of subsequent Loans otherwise available to the Company shall be reduced by $10,000.

     (b) Weekly Limits. Regardless of the number of motorcycles covered by approved Purchase Orders submitted to the Lender from time to time, the Lender shall not be required to advance Loans in excess of the following weekly limits with respect to the maximum principal balance outstanding from time to time and the maximum cumulative amount of Loans advanced during the term of this
Agreement:

                               Maximum                  Maximum
    Week Beginning        Outstanding Balance       Cumulative Loans
    --------------        -------------------       ----------------
    March 29, 1999             $250,000               $  250,000
    April 5, 1999              $250,000               $  250,000
    April 12, 1999             $250,000               $  250,000
    April 19, 1999             $250,000               $  250,000
    April 26, 1999             $250,000               $  250,000
    May 3, 1999                $400,000               $  350,000
    May 10, 1999               $400,000               $  450,000
    May 17, 1999               $400,000               $  550,000
    May 24, 1999               $400,000               $  650,000
    May 31, 1999               $750,000               $  830,000
    June 7, 1999               $750,000               $1,010,000
    June 14, 1999              $750,000               $1,190,000
    June 21, 1999              $750,000               $1,400,000
    June 28, 1999              $750,000               $1,400,000
    Maturity Date              $      0                      N/A


Within such limits, the Company may borrow, repay, and reborrow Loans at any time or from time to time from the date hereof to and including the Termination Date. To the extent the aggregate principal amount outstanding hereunder may, from time to time, exceed the foregoing maximum outstanding amount, such excess shall not constitute or be deemed a waiver or increase of the amount of the Commitment and shall, at the option of the Lender, be payable on demand and shall bear interest at the Default Rate specified herein.

     (c) Performance Requirements. The Lender has agreed to advance Loans to the Company in substantial reliance on the Company's Cash Flow Projections attached to this Agreement as Exhibit "A". At the beginning of each week during the term of this Agreement, the Company shall deliver to the Lender a Weekly Report showing the actual operating results achieved by the Company for the immediately preceding week in comparison to the amount projected for each line item in the Cash Flow Projections. Each Weekly Report shall include copies of all relevant Purchase Orders, Floor Plan Lender approvals, parts orders, sales invoices, shipping papers, and other back-up documentation as the Lender may request to substantiate the results shown in the Weekly Report. If in any week during the term of this Agreement the Company fails to achieve the projected amount of Cumulative Sales or Cumulative Cash Collected as shown in the Cash Flow Projections, then in the following week: (i) the Lender shall

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not be required to advance any Loan funds if the amount achieved for the line item for Cumulative Sales or Cumulative Cash Collected is less than eighty percent (80%) of the amount projected in the Cash Flow Projections for that line item; and (ii) if the lowest percentage of achievement for the line item for Cumulative Sales or Cumulative Cash Collected is between eighty percent (80%) and one hundred percent (100%) of the amount so projected, then the Loan otherwise available for that following week shall be reduced to the percentage actually achieved for the lowest such line item. Amounts achieved in excess of 100% of the projected amount for Cumulative Sales or Cumulative Cash Collected shall not operate to increase the Loan that the Lender would otherwise be required to fund in the following week.

     (d) Collateral Base Limitations. Commencing with the Weekly Report for the week of April 19, 1999 and continuing with each Weekly Report thereafter, the aggregate principal amount of all Loans then outstanding must not exceed the Collateral Base in order to require the Lender to fund the full amount of the Loan otherwise available under this Agreement for the following week. To the extent that the outstanding Loan amount exceeds the Collateral Base in any such Weekly Report, then Loan to be funded by the Lender in the following week shall be reduced by the amount of such excess.

     3. MANNER OF BORROWING AND PAYMENT. Each Loan shall be disbursed by the Lender directly to vendors or suppliers of the Company to pay for the purchase of parts Inventory from such vendors or suppliers in accordance with the instructions of the Company contained in a Loan request delivered to the Lender. No Loan funds shall be disbursed directly to the Company unless the Lender determines to do so in its sole and absolute discretion, in which event the funds so disbursed shall be used only for the purpose(s) approved by the Lender in each instance.

     (a) Loan Requests. Loans shall be disbursed by the Lender once each week during the term of this Agreement. Three (3) business days prior to the date on which the Company desires Lender to disburse Loan funds to the respective vendors or suppliers, the Company shall deliver to the Lender a completed Loan request substantially in the form attached hereto as Exhibit "C", together with an original or copy of the Company's purchase orders to such vendors or suppliers for the parts Inventory being purchased with the requested Loan. With respect to any portions of the weekly Loan that are to be disbursed by checks drawn on the Anchor Account, the Company shall prepare for the Lender's signature and include with the Loan request all necessary checks payable to the vendors or suppliers. If any portion of the weekly Loan is to be disbursed by a wire transfer or cashier's check or certified check, then all instructions for such other methods of payment shall be included in the Loan request. Lender shall not be responsible for any errors, mistakes, omissions or inaccuracies in any such Loan request, parts order, check or payment instructions prepared by the Company, and the Company shall be solely responsible for the accuracy and completeness of the same and shall indemnify and hold the Lender harmless from and against any losses, liabilities, damages, claims, costs or expenses (including reasonable attorneys fees) incurred by any person as a result of any such errors, mistakes, omissions or inaccuracies. Subject to the satisfaction of the respective conditions to each such Loan set forth in Section 4, the Lender shall disburse the weekly Loan in accordance with the Company's instructions included in the Loan Request within three (3) business days after the Lender's receipt

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of the completed Loan request. If the Lender determines that the Loan request is incomplete or inaccurate or ambiguous in any respect, the Lender shall promptly contact the Company for further instructions and shall be relieved of any obligation to fund the requested Loan until receipt of such further instructions resolving the incompleteness, inaccuracy or ambiguity.

     (b) Disbursement Fees and Expenses. The Company shall pay the Lender a $400 disbursement fee for handling and disbursing each weekly Loan request submitted by the Company (regardless of how many separate vendor payments are required), and the Company shall reimburse the Lender for all out-of-pocket costs incurred by the Lender in connection with any such Loan disbursement, including without limitation any wire transfer charges, certified check fees, postage and express delivery charges, or other expenses incurred by the Lender in order to disburse the Loan in the manner requested by the Company. Such disbursement fees and costs may at the Lendees option be charged against funds of the Company in the Anchor Account.

     (c) Deposits in Anchor Account. The Company shall establish a restricted deposit account in the name of the Company at a depositary institution approved by the Lender, to be known as the "Anchor Account," which shall be assigned to the Lender and for which the Lender alone shall have the authority to withdraw funds. If the Anchor Account is established as an interest-bearing account, then all interest earned on the funds deposited therein from time to time shall be reported as interest earned by the Company, and the Company shall be responsible for providing the depositary institution with its federal employer identification number and any other information or documents necessary to earn interest on the deposited funds. The Company shall instruct all dealers submitting Purchase Orders against which Lender advances Loans to remit directly to the Anchor Account all payments (including any deposits) for motorcycles covered by such Purchase Order, and the Company shall instruct the respective Floor Plan Lender financing any such dealer's Purchase Order (if applicable) to remit payment for the motorcycles by wire transfer of federal funds directly to the Anchor Account. If any such payments are nevertheless received by the Company, the Company shall hold the same in trust for the Lender and shall deposit such payments in the Anchor Account, in the same form received and together with any necessary endorsements, on the same business day on which such payments are received by the Company.

     (d) Disbursements from Anchor Account. All disbursements of Loans shall be made from the Anchor Account, whether by checks drawn directly on the Anchor Account and signed by the Lender, or by other payment methods specified by the Company in the respective Loan request and funded from monies drawn by the Lender from the Anchor Account. The Company shall have no authority to withdraw or disburse funds from the Anchor Account without the signature of the Lender. All Loans shall be funded first from the monies then on deposit in the Anchor Account, and to the extent that the collected balance in the Anchor Account is insufficient to cover any Loan that the Lender is otherwise required to advance under this Agreement, then the Lender shall credit or deposit sufficient monies to the Anchor Account to fund the Loan completely. All monies in the Anchor Account from time to time shall be applied as follows: (i) first, to reimburse the Lender for any costs or expenses incurred by the Lender that the Company is required to pay under this Agreement; (ii) next, to pay the Lender's disbursement

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fees for handling and disbursing the Loan request; (iii) next, to pay any unpaid interest accrued on the Loans that is then due and payable; (iv) next, to pay down the outstanding principal balance of the Loans; and (v) last, provided the principal balance of the Loans is then zero and no Event of Default then exists, the balance (if any) in the Anchor Account shall be remitted to the Company weekly for its use in its business.

     (e) Responsibility by the Lender. The Company acknowledges that the Lender (unlike the Company) is not engaged in the business of manufacturing or assembling motorcycles or in ordering parts therefor from the Company's vendors and suppliers, that the Lender will be acting completely in reliance upon the Company's preparation of checks or parts orders and the Company's instructions to the Lender included in the Loan requests, and that the Lender does not have any responsibility whatsoever to determine the accuracy or completeness of any such matters submitted by the Company to the Lender. The Company agrees that the Lender shall not be responsible or liable to the Company or to any third party for, and the Company shall indemnify and hold the Lender harmless against, any losses, liabilities, damages, claims, costs or expenses, including reasonable attorney's fees, arising from the Lender's actions or omissions in connection with this Agreement, except to the extent that a court of competent jurisdiction holds that the Lender acted fraudulently or with willful misconduct.

     (f) Security Interest. As collateral security for the Obligations, the Company hereby grants the Lender a lien upon and a security interest in the Anchor Account and all funds held therein from time to time. If requested by the Lender, the Company shall execute a blocked account agreement, a lockbox agreement, an account assignment agreement and/or such other documentation as the Lender may require to evidence and perfect its lien, security interest and control over the Anchor Account. During the existence of any Event of Default, the Lender may at its option apply any funds in the Anchor Account in payment of the Obligations of the Company, and even if the Obligations are then zero the Lender may refuse to release funds held in the Anchor Account until either the Event of Default is cured or the Lender's Commitment to advance Loan funds is released.

     (g) Repayment of Principal. Unless repayment is sooner required because of an Event of Default hereunder, the Company shall repay to the Lender the aggregate unpaid principal amount of all Loans outstanding on the Maturity Date. The Loans may be prepaid at any time without premium or penalty.

     (h) Interest. The Company agrees (i) to pay interest on the outstanding principal balance of Loans hereunder at the rate of TEN PERCENT (10%) per annum; and (ii) to pay interest on any amount of principal which is not paid when due (whether at stated maturity, by acceleration or otherwise), on demand, at a rate equal to EIGHTEEN PERCENT (18%) per annum (the "Default Rate"), provided that in no event shall the rate of interest on Loans hereunder be in excess of the rate authorized by applicable law. Interest on the Loans accruing during each month shall be paid by debit to the Anchor Account, and the Lender will furnish the Company advices setting forth the amount of interest accrued and debited for each month in which there is an outstanding principal balance of Loans hereunder. Interest shall be computed on a 360-day year basis. Whenever any payment to be made hereunder shall be stated to be due

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on a Saturday, Sunday, or a public holiday under the laws of the State of
Maryland, such payment may be made on the next succeeding business day, and such extension of time shall in such case be included in computing interest and premiums (if any) in connection with such payment.

     (i) Commercial Transaction. The Company represents and warrants to the Lender that the Loans to be advanced under this Agreement shall be used by the Company for the commercial purposes described in this Agreement, and that because of the commercial nature of the transaction evidenced hereby this Agreement the Purchase Agreement, the Note and the Loans advanced hereunder are exempt from any usury law of the State of Maryland or any other Maryland law imposing a maximum amount of interest that may be charged by the Lender for extending credit to the Company. Notwithstanding any contrary provision of this Agreement, the Purchase Agreement, the Note or any other document, in no event shall any agreed to or actual exaction charged, reserved or taken as an advance or forbearance by the Lender as consideration for the Obligations exceed the limits (if any) imposed or provided by the law applicable from time to time to the Obligations for the use or detention of money or for forbearance in seeking its collection; the Lender hereby waives any right to demand such excess. In the event that any provisions of the Note, this Agreement, the Purchase Agreement or any other document, or any exactions required thereunder, shall result at any time or for any reason in an effective rate of interest that transcends the maximum interest rate permitted by applicable law (if any), then without further agreement or notice the obligation to be fulfilled shall be automatically reduced to such limit and all sums received by the Lender in excess of those lawfully collectible as interest shall be applied against the principal of the Obligations immediately upon the Lender's receipt thereof, with the same force and effect as though the payor had specifically designated such extra sums to be so applied to principal and the Lender had agreed to accept such extra payment(s) as a premium-free prepayment or prepayments. During any time that any of the Obligations bear interest at the maximum lawful rate (whether by application of this paragraph or otherwise), interest shall be computed on the basis of the actual number of days elapsed and the actual number of days in the respective calendar year.

     4. CONDITIONS OF LENDING.

     (a) Initial Loan. The obligation of the Lender to make the initial Loan to be made by it hereunder is subject to the following conditions precedent:

        (i) The Lender shall have received a certified copy of all corporate actions taken by the Company to authorize the execution, delivery and performance of this Agreement and the borrowing by the Company hereunder;

        (ii) The Company shall have executed and delivered to the Lender the Note, the Purchase Agreement, the common stock sold to the Lender pursuant to the Purchase Agreement, and a U.C.C. financing statement describing the Collateral for filing with the Florida Secretary of State;



                                      9
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        (iii) The Lender shall have received a satisfactory subordination and intercreditor agreement executed by Skippack Capital Corp. subordinating its security interest in those portions of the Collateral pertaining to Purchase Orders against which the Lender advances Loans;

        (iv) The Lender shall have received a satisfactory landlord's waiver or subordination agreement from the landlord(s) of the premises where the Inventory of the Company will be kept, agreeing to waive or subordinate any statutory or contractual landlord's lien against such Inventory; and

        (v) The Lender shall have received and approved a copy of all documents filed with the Securities and Exchange Commission by the Company, including any such documents pertaining to the Offering.

     (b) Each Loan. The obligation of the Lender to make each Loan hereunder (including the initial Loan) is subject to the following conditions precedent:

        (i) No Event of Default, and no event which with notice or lapse of time or both would become such an Event of Default, shall have occurred and be continuing;

        (ii) The representations and warranties of the Company hereunder shall be true on and as of the date of the making of such Loan with the same force and effect as if made on and as of such date;

        (iii) There shall have been no material adverse change to the financial condition or operations of the Company;

        (iv) All Inventory financed with Loans shall have been segregated from other Inventory on the Company's premises, or otherwise physically identified as being subject to the Lender's first-priority security interest in a manner reasonably satisfactory to the Lender;

        (v) The Offering shall not have been withdrawn or canceled by the Company, and there shall have been no material change in the terms, feasibility or timing of the Offering adverse to the interests of Lender as a purchaser of the common stock of the Company under the Purchase Agreement; and

        (vi) The Company shall have delivered to the Lender not less than three
(3) business days prior to the date of disbursement a Loan request in the form attached hereto as Exhibit "C" setting forth the amount of such Loan and containing a certification by a senior officer of the Company, in form and substance satisfactory to the Lender, as to the matters specified in the preceding clauses (i), (ii), (iii), (iv) and (v).

     5. REPRESENTATIONS AND WARRANTIES. The Company hereby represents and warrants to the Lender as follows:


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     (a) Existence, Authority, Non-Contravention. The Company is a corporation duly authorized, validly existing, and in good standing under the laws of the State of Florida, and has all requisite power and authority to own, lease and operate its properties, to carry on its business as it is now being conducted, to enter into this Agreement, to issue the Note and to consummate the transactions contemplated hereby. All actions of the Company necessary to authorize it to execute, deliver and consummate this Agreement, and to perform its obligations hereunder and under the Note have been duly and validly taken and no other further actions or authorizations are required.
This Agreement and the Note constitute the valid, legally binding obligations of the Company and are enforceable in accordance with their respective terms. The execution and delivery of this Agreement and the Note and the consummation of the transactions contemplated herein and therein will not (i) result in any breach of, or constitute a default under the Articles of Incorporation or By-Laws of the Company, or any instrument or obligation to which the Company is a party or by which it is bound; or (ii) violate any existing statute, order, writ, injunction or decree of any court, administrative agency or governmental body.

     (b) SEC Matters. The Company has filed all reports and statements required to be filed by the Company with the Securities and Exchange Commission and no such report or statement contains a misstatement of a material fact or omits to state a material fact necessary to make the statements made therein not misleading. The Offering complies and will comply with all applicable securities laws, and to the best of the Company's knowledge the Securities and Exchange Commission staff has required no changes or corrections in the prospectus or other materials for the Offering that cannot be accomplished by the Company at a reasonable cost.

     (c) Financial Statements. The balance sheets and statements of income and retained earnings of the Company, and all other documents and information furnished to the Lender, are complete and correct and fairly represent the financial condition of the Company as of the dates of said financial statements and results of operations for the periods ending on said dates. The Company has no contingent obligations, liabilities for taxes, long-term leases, or unusual forward or long-term commitments not disclosed by, or reserved against in, said balance sheets or the notes thereto, and at the present time there are no material unrealized or anticipated losses from any unfavorable commitments of the Company. Said financial statements were prepared in accordance with generally accepted accounting principles and practices of accounting and consistently maintained throughout the periods. Since the date of the latest of such statements there have been no material adverse changes in the financial condition of the Company other than as disclosed in writing to the Lender.

     (d) Litigation. There are no suits or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company which, if adversely determined, would have a material adverse effect on the financial condition or business of the Company, and there are no proceedings pending or to the knowledge of the Company threatened before any governmental commission, board, bureau or agency against the Company.

     (e) Ownership of Properties. With the exception of any security interest granted to the Lender, and other than as disclosed and described in writing to the Lender, the Company owns its respective properties free and clear of all liens, mortgages, pledges, assignments, security interests or other encumbrances with the exception of liens for taxes not yet due or being contested in good faith by the Company by appropriate proceedings.

     (f) Fictitious Names, Etc. Except as disclosed to the Lender in writing, the Company does not now use and has not used in the past any trade or fictitious name in the conduct of its business, has not changed its name, and has not been the surviving entity in a merger or consolidation or acquired any business.

     6. COVENANTS. The Company covenants and agrees with the Lender that, so long as the Commitment and the Lender's obligations thereunder shall remain outstanding, or there shall be any principal balance of Loans outstanding hereunder, or any interest accrued or other amounts due or to become due hereunder remain unpaid, the Company will:

     (a) Financial Statements. Deliver to the Lender a satisfactory annual financial statement and supporting documentation for the Company, prepared by an independent certified public accountant acceptable to the Lender, within sixty (60) days after the end of the Company's fiscal year. The Company shall also promptly deliver any other information requested by the Lender from time to time regarding the respective financial conditions or business operations of the Company. All financial statements of the Company previously delivered to the Lender have been prepared in accordance with generally accepted accounting principles consistently applied and fairly present the correct respective financial conditions of the Company as of their respective dates, and the foregoing shall be true with respect to all financial statements of the Company delivered to the Lender hereafter.

     (b) Books and Records. Keep proper books of record and account.

     (c) Indebtedness and Liens. Not incur any indebtedness for borrowed money, except for such indebtedness as is outstanding on the date of this Agreement and indebtedness incurred by the Company after the date hereof in connection with the financing of inventory other than inventory financed by the Lender, or permit any lien, security interest or encumbrance to be created in or with respect to any asset of the Company, whenever acquired, except for any such as are in effect on the date of this Agreement and except for purchase money security interests in assets acquired by the Company after the date of this Agreement.

     (d) Payments. Promptly pay and discharge all amounts as and when due and to become due on all indebtedness of the Company and all taxes, assessments and governmental charges or levies imposed upon the Company or upon its income and profits, or upon any of its property, before the same shall become a lien upon the Company's assets or property, as well as all lawful claims for labor, materials and supplies which, if unpaid, would become a lien or charge upon such properties or any part thereof, provided, however, that the Company shall not be required to pay and discharge any such tax, assessment, charge, levy or claim so long as the validity thereof shall be contested in good faith by appropriate proceedings and the Company shall have set aside on its books adequate reserves with respect to any such tax, assessment, charge, levy or claim so contested.

     (e) Common Stock. Not issue any shares of its Common Stock, or any securities convertible into or exercisable with respect to its Common Stock, except to the Lender and except for securities sold in an underwritten public offering or securities issued to the underwriter with respect to any such offering.

     (f) Existence: Mergers; Dispositions. Preserve and maintain its corporate existence and its rights, privileges and franchises, and not merge with or into any other corporation or dispose of its assets other than in the ordinary course of business. Without first notifying the Lender in writing, the Company shall not change the Company's chief place of business or the office(s) where the Company's books, papers and records concerning the Collateral are kept, nor change the Company's name, identity or corporate structure, nor do business, under any fictitious or assumed name.

     (g) Cash Flow Projections. Use its best efforts to conform to the Company's Cash Flow Projections.

     (h) Purchase Agreement. Comply fully with its obligations under the Purchase Agreement.

     7. SECURITY INTEREST. (a) As collateral security for the payment of the Obligations, the Company hereby grants to the Lender a lien upon and security interest in all of the "Collateral" as defined in this Agreement, and the Company warrants and agrees that said security interest shall be a first-priority security interest with respect to: (i) all Inventory purchased by the Company with Loan funds, (ii) all Purchase Orders against which the Lender advances any Loans, (iii) all Accounts, Chattel Paper, Instruments or General Intangibles arising from or pertaining to any motorcycles sold by the Company pursuant to any such Purchase Orders; (iv) the Anchor Account; and
(v) all Proceeds, Products and Accessions pertaining to the foregoing.

     (b) The Company warrants that it has and at all times will have good title to the Collateral free of any prior lien (except for Permitted Liens) and that all Accounts included in the Collateral are bona fide existing obligations created by the sale and delivery of merchandise or the rendering of services to customers and arose in the ordinary course of business; and that such Accounts are not subject to defense, set-off or counterclaim which in the aggregate would materially impair the value of such Accounts as collateral for the Obligations.

     (c) The Company will promptly notify the Lender if there is any adverse change in the status of the Collateral that materially impairs its value or collectibility, or if any defenses, set-offs or counterclaims are asserted by Account Debtors which in the aggregate materially impair the value or collectibility of the Accounts.

     (d) The Company will preserve the Collateral and its rights against Account Debtors free and clear of any liens or encumbrances (except for Permitted Liens) and will keep the Inventory in good condition, insured by insurers authorized to do business in the jurisdictions where such Collateral is located from time to time against fire or other casualty loss (with extended coverage in the broadest form), liability and such other hazards as are customary with companies in the same or similar business and in the same area, and will cause the Lender's security interest to be endorsed on all policies of insurance thereon in such manner that all payments for losses will be paid to the Lender as its interest may appear and will furnish the Lender upon request with evidence of such insurance.

     (e) The Company will segregate all Inventory financed with Loans and keep the same separate from other Inventory on the Company's premises, or the Company will otherwise physically identify such Inventory financed with Loans as being subject to the Lender's first-priority security interest in a manner reasonably satisfactory to the Lender.

     (f) The Lender shall have the right (but not the obligation) at its option to discharge or pay any taxes, assessments, liens, security interests or other encumbrances at any time levied or placed on or against the Collateral or the Company, to pay for the preservation or protection of the Collateral, to perform any obligations of the Company or cure any default by the Company under this Agreement, and/or to advance monies for any other reason or purpose permitted under this Agreement. Any amount so paid or advanced by the Lender shall be included in the Obligations, shall be secured by the Collateral and shall be repayable by the Company on demand.

     (g) The Lender may sign and file financing statements, security agreements, recording instruments or other documents or amendments thereto with respect to the Collateral or any portion thereof without the signature of the Company, all at the Company's sole expense, and the Company shall reimburse the Lender on demand for any costs advanced or incurred by the Lender in connection therewith. At the Lender's option, a carbon, photographic or other reproduction of this Agreement (or of any financing statement executed by the Company) shall be sufficient as a financing statement. At the Lender's request, the Company shall promptly correct patent errors or omissions in this Agreement, the Note, any financing statement or any document pertaining to the Loans and shall promptly execute and deliver such further instruments or documents as may be required to carry out the intent and purposes of this Agreement.

     (h) The Lender is hereby irrevocably appointed the attorney-in-fact of the Company, which appointment is coupled with an interest, with full power of substitution, on behalf of the Company to perforn all acts, and to execute and deliver all endorsements, notices, instruments of assignment and transfer, deeds, releases, bills of sale or other writings whatsoever, but only to the extent that Lender determines that such actions or documents are appropriate to protect and preserve the Collateral and to perfect and maintain and realize upon the Lender's security interest and rights in the Collateral. If so requested by the Lender or by any other person, the Company shall ratify and confirm the acts of the Lender (and/or any substitute) as the Company's attorney-in-fact.

     (i) The Lender shall have the right (but not the obligation) at any time to take any action the Lender deems appropriate in its sole discretion for the protection or preservation of any Collateral in its possession or control. The Lender shall exercise reasonable care with respect to Collateral in its custody only to the extent required by applicable law. The Lender shall be deemed to have used reasonable care if such Collateral is accorded treatment substantially equal to that which the Lender accords its own property, or if the Lender takes such action for that purpose as the Company may reasonably request in writing. No omission to do any act not requested by the Company shall be deemed a failure to exercise reasonable care, and no omission to comply with any request of the Company shall of itself be deemed a failure to exercise reasonable care. The Lender is not responsible for any injury or loss to the Collateral or any part thereof arising from Act of God, robbery, fire, flood, fraud or any other cause whatsoever beyond the control of the Lender, and the Lender shall not be liable for any negligent act or default of any of its collecting agents or correspondents. The Lender shall not be required to examine or inquire into the validity of any Collateral subject to this Agreement, or to exchange or collect on any such Collateral, or to take any action necessary to hold any Account Debtor or other person liable on the Collateral; the Company hereby waives any obligation of diligence on the part of the Lender in looking after, preserving or acting with respect to the Collateral or collecting any sums payable with respect to the Collateral.

     8. DEFAULT AND REMEDIES.

     (a) Events of Default. The occurrence of any one or more of the following events, regardless of the cause thereof and whether within or beyond the control of the Company, shall constitute an "Event of Default" under this
Agreement:

        (i) The Company shall fail to make any payment of principal or interest due under this Agreement or the Note, or fail to pay any fee, charge or other amount owing to the Lender hereunder when due; or

        (ii) The Company shall otherwise default in the performance of any term, covenant or condition contained herein and such default shall continue unremedied for a period of five (5) days after written notice thereof has been given to the Company by the Lender; or

        (iii) The occurrence of an Event of Default by the Company under the Purchase Agreement, or the withdrawal, termination or cancellation of the Offering, or any material change in the terms, feasibility or timing of the Offering that is adverse to Lender in its capacity as a purchaser of the Company's common stock under the Purchase Agreement; or

        (iv) The Company shall otherwise default in the performance of any term, covenant or condition of any other obligations to the Lender secured hereby and such default shall continue for more than the period of grace, if any, provided therefor; or

        (v) Any representation or warranty made by the Company (or any of its officers) in connection with the making of any Loan shall at any time prove to have been incorrect when made in any material respect; or

        (vi) Any obligation of the Company for the payment of borrowed money or for the deferred purchase price of property is not paid when due, whether at stated maturity, by acceleration or otherwise, or is declared to be due and payable prior to the stated maturity thereof, or

        (vii) The entry of a final judgment, arbitration award or order not subject to further appeal against the Company in an amount exceeding $100,000 which shall remain unsatisfied for thirty (30) days after the date of such entry; or

        (viii) The destruction, seizure, confiscation, theft, sale (except in the ordinary course of business) or further voluntary or involuntary encumbering of any of the Collateral, or any substantial loss to or decline in market value of any of the Collateral; or

        (ix) If any levy, attachment, execution, charging order, garnishment or other process shall be issued, or any involuntary lien or encumbrance shall be filed, against any material portion of the Collateral; or

        (x) The Company's admission in writing of its inability to pay its debts as they mature, or the Company's making a general assignment for the benefit of creditors, or the filing by or against the Company of a petition seeking relief under the Bankruptcy Code or a petition or an answer seeking reorganization, or an arrangement with creditors; or

        (xi) If any event shall occur which, in the exclusive judgment of the Lender, represents or constitutes a material adverse change in the business or financial condition of the Company; or if at any time the Lender deems itself insecure for any reason whatsoever (notwithstanding any grace period in this Agreement or the Note); or if any change or event shall occur which in the Lender's exclusive judgment impairs any security for the Obligations, increases the Lender's risk in connection with the Obligations or indicates that the Company may be unable to perform its obligations under this Agreement, the Note or the Purchase Agreement.

     (b) Rights and Remedies on Default. If any of the foregoing Events of Default shall occur, then the Lender, in its sole discretion and without prior notice to the Company, may at any time and from time to time during the continuation thereof take any or all of the following actions:

        (i) declare any or all of the Obligations immediately due and payable; and/or

        (ii) declare any or all other liabilities of the Company to the Lender immediately due and payable (notwithstanding any contrary provisions thereof) without demand or notice of any kind; and/or

        (iii) require the Company to issue and sell additional common stock to the Lender as set forth in the Purchase Agreement; and/or

        (iv) terminate any obligation which the Lender may have at that time to make further Loans or extensions of credit or other financial accommodations to the Company; and/or

        (v) set off any and all sums owed to the Company by the Lender in any capacity (whether or not then due), against the Obligations and/or against any other liabilities of the Company to the Lender; and/or

        (vi) foreclose the Lender's security interest(s) in any or all of the Collateral as provided by law; and/or

        (vii) sell, re-sell, discount or dispose of all or any portion of the Collateral, or endorse, assign and transfer the same to any third party; and/or

        (viii) require the Company to assemble the Company's books, records, files, papers, credit information and other data pertaining to the Collateral and deliver them to the Lender at the Company's expense to a place designated by the Lender; and/or

        (ix) enter the premises of the Company with or without legal process and take possession of any or all of the Collateral not then in the Lender's possession and any books, records, files, papers, credit information and other data pertaining to the Collateral (the Company hereby waiving and releasing the Lender from, to the fullest extent permitted by law, any and all claims which the Company might otherwise have against the Lender in connection therewith or arising therefrom); and/or

        (x) accept any or all of the Collateral in discharge of any or all of the Obligations; and/or

        (xi) exercise any and all other rights and remedies with respect to the Collateral which the Lender may enjoy as a secured party under this Agreement, the Purchase Agreement, the U.C.C. or any other applicable law.

All rights, remedies and powers granted to the Lender in this Agreement or in any other agreement or by applicable law shall be cumulative and may be exercised singly or concurrently on one or more occasions. No delay in exercising or failure to exercise any of the Lender's rights or remedies shall constitute a waiver thereof, nor shall any single or partial exercise of any right or remedy by the Lender preclude any other or further exercise of that or any other right or remedy. No waiver of any right or remedy by the Lender shall be effective unless made in writing and signed by the Lender, nor shall any waiver on one occasion apply to any future occasion, but shall be effective only with respect to the specific occasion addressed in that signed writing. The Company shall not be subrogated to any rights of the Lender against any other party or any Collateral until all sums due to the Lender under the Obligations shall have been paid in full, and if any of the Obligations shall remain unpaid after the exercise of any or all of the Lender's rights and remedies, then the Company shall remain liable for such deficiency.

     (c) Upon occurrence of an Event of Default, the Lender shall have the right at any time, acting if it so chooses in the Company's name, to collect the Company's Accounts itself, to sell, assign, compromise, discharge or extend the time for payment of any Account, to institute legal action for the collection of any Account, and to do all acts and things necessary or incidental thereto and the Company hereby ratifies all such acts. The Lender may at any time after the occurrence of such Event of Default and without notice to the Company, notify any Account Debtor or guarantor thereof that the Account payable by such Account Debtor has been assigned to the Lender and is to be paid directly to the Lender. At the Lender's request the Company will so notify Account Debtors and shall indicate on all billings to Account Debtors that payments thereon are to be made to the Lender. In the event Account Debtors are so notified, the Company shall not compromise, discharge, extend the time for payment or otherwise grant any indulgence or allowance with respect to any Account without the prior written consent of the Lender.

     9. Sale of the Collateral. With respect to any sale or disposition of any of the Collateral, whether made under the power of sale in this Agreement, under any applicable provisions of the U.C.C. or other applicable law, or under judgment or order or decree in any judicial proceeding for the foreclosure of the Lender's security interest or involving the enforcement of this Agreement:

     (a) The Collateral may be sold, resold, assigned or delivered in one or more parcels, at the same or at different times, at public or private sale or at any broker's board or on any securities exchange, for cash or on credit or for other property, for immediate or future delivery, and at such price(s) and on such terms as the Lender may determine in its sole discretion, so long as such disposition is commercially reasonable. Without precluding any other methods of sale, the sale of the Collateral shall be deemed made in a commercially reasonable manner if conducted in conformity with reasonable commercial practices of banks or other financial institutions when disposing of similar property.

     (b) To the fullest extent permitted by law, the Company hereby waives any and all demand, advertisement or notice (except as required by law), and any notification required by law with respect to the time and place of such sale or disposition shall be deemed reasonable if given at least five (5) days before the time thereof, but notice given in any other reasonable manner shall also be sufficient. In the case of any sale at a broker's board or on a securities exchange, the notice shall identify the board or exchange at which such sale is to be made and the day on which the Collateral (or a portion thereof) will first be offered for sale. Any public sale of any of the Collateral shall be held at such time or times within ordinary business hours at such place or places as the Lender may state in the notice or publication (if any) of such sale.

     (c) The Lender shall not be obligated to sell any of the Collateral if it determines not to do so, notwithstanding that notice of a sale of such Collateral may have been given. The Lender may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made, without further notice, at the time and place identified in such announcement. In case of any sale of all or any part of the Collateral on credit or for future delivery, the Lender may retain the Collateral sold until the sales price is paid by the purchaser(s) thereof, but the Lender shall not incur any liability if any such purchaser shall fail to take up and pay for the Collateral so sold, in which case such Collateral may again be sold upon like notice.

     (d) The Lender may, to the fullest extent permitted by applicable law, bid for and purchase all or any part of the Collateral in a commercially reasonable manner, and upon compliance with the terms of sale may hold, retain and possess and dispose of the same in its own absolute right without further accountability. The Lender may credit all or any part of the Obligations against the purchase price(s) so bid, and may deliver any notes or instruments evidencing any of the Obligations in payment of such purchase price(s); if the amounts then owing under any such notes or instruments exceed such purchase price(s), then the same shall be returned to the Lender after due notation of the partial discharge thereof.

     (e) Upon consummation of any sale, the Lender shall have the right to assign, transfer, endorse and deliver to the respective purchaser(s) the Collateral or portion thereof so sold. The Lender is hereby irrevocably appointed the Company's true and lawful attomey-in-fact (which appointment is coupled with an interest) in the Company's name and stead, with power of substitution, to make all necessary bills of sale, endorsements and instruments of assignment and transfer of the Collateral thus sold, and for such other purposes as the Lender may deem necessary or desirable to effectuate the provisions of this Agreement. If so requested by the Lender or by any other person, the Company shall ratify and confirm the acts of the Lender (and/or any substitute) as the Company's attorney-in-fact.

     (f) Such sale shall divest all right, title, interest, equity, redemption, claim and demand whatsoever of the Company in and to the Collateral sold and shall be a perpetual bar both at law and in equity against the Company and the Company's successors and assigns, and against any and all persons claiming or who may claim all or any part of the Collateral from, through or under any of them.

     (g) A receipt given by the Lender (or its designated agent) shall be a sufficient discharge to the purchaser(s) at such sale for his or their purchase money, and none of them shall, after such payment and receipt, be obliged to see to the application of such purchase money or be answerable for any loss, misapplication or non-application thereof.

     (h) To the extent that the Company may lawfully do so, the Company agrees not at any time nor in any manner to insist upon, plead, claim or take the benefit or advantage of any appraisement, valuation, stay, extension or redemption laws, or any law permitting the Company to direct the order in which all or any part of the Collateral shall be sold, which may delay, prevent or otherwise affect the performance or enforcement of this Agreement; to the fullest extent permitted by law, the Company hereby expressly waives all benefit or advantage of any such laws now or at any time hereafter in force and hereby covenants not to hinder, delay or impede the execution of any power granted or delegated to the Lender in this Agreement, but will suffer and permit the execution of every such power as though no such laws were in force.

     (i) The Lender shall have no obligation whatsoever to resort first to any other security which the Lender may hold for the Obligations. The Lender shall not incur any liability to the Company as a result of the sale of any Collateral at any private sale conducted in a commercially reasonable manner, or as a result of any failure to sell or offer for sale any Collateral for any reason whatsoever or to exercise any other right, privilege, option or power granted to the Lender hereunder. To the fullest extent permitted by law, the Company hereby waives any claims against the Lender arising with respect to any decrease in the market value of any Collateral during the period held for sale, or arising by reason of the possibility that the price at which the Collateral may have been sold was less than the price that might have been obtained had the sale been otherwise effected, even if the Lender accepts the first offer received and/or does not offer the Collateral to more than one offeree and/or limits those who may bid at any public or private sale as set forth in this Agreement.

     (j) A written agreement to sell any Collateral under the provisions hereof, which agreement the Lender in good faith deems itself bound to perform, shall be treated as a sale of such Collateral and the Lender shall be free to carry out such agreement. If such an agreement is then effective, the Company shall not be entitled to the return of any Collateral subject thereto, even if after the date of such agreement all Events of Default shall have been cured or the Obligations shall have been fully paid and performed.

     (k) After deducting all costs and expenses of every kind for taking, retaking, care, safekeeping, collecting, holding, preparing for sale, selling, delivering and the like (including legal costs, insurance, commission for sale, and reasonable attorney's fees) and all other charges against the Collateral, the Lender shall apply the residue of the proceeds of any such sale or other disposition against any and all amounts remaining unpaid under the Obligations, all in such order of priority as the Lender may determine in its sole discretion. The Company shall remain liable for any deficiency remaining after such application, and any surplus shall be returned to the Company.

     10. Waiver of Rights. To the fullest extent permitted by law, the Company hereby waives notice, demand, presentment, protest, notice of dishonor, suit against or joinder of any other person, and all other requirements necessary to charge or hold the Company liable with respect to the Obligations. The Company hereby consents and agrees that, at any time and from time to time without notice, (i) the Lender and the owner(s) of the Collateral may agree to release, increase, change, substitute or exchange all or any part of the Collateral, and (ii) the Lender and any person(s) then primarily liable for the Obligations may agree to renew, extend or compromise the Obligations in whole or in part or to modify the terms of the Obligations in any respect whatsoever; no such release, increase, change, substitution, exchange, renewal, extension, compromise or modification shall release or affect in any way the liability of the Company or the Lender's rights against any remaining Collateral, and the Company hereby waives any and all defenses and claims whatsoever based thereon. Until the Lender receives all sums due with respect to the Obligations in immediately available funds, the Company shall not be released from liability unless the Lender expressly releases the Company in a writing signed by the Lender, and the Lender's release of any person liable for the Obligations shall not release any other person liable therefor.

     11. Actions or Proceedings. With respect to any legal action or proceeding arising under this Agreement, the Note or the Purchase Agreement or concerning the Obligations and/or the Collateral, the Company, to the fullest extent permitted by law, does hereby: (a) submit to the jurisdiction of the state and federal courts in the State of Maryland; (b) agree that the venue of any such action or proceeding may be laid in Montgomery County, Maryland (in addition to any county in which any of the Collateral is located) and waive any claim that the same is an inconvenient forum; (c) stipulate that service of process in any such action or proceeding shall be properly made if mailed by any form of registered or certified mail (airmail if international), postage prepaid, to the address then registered in the Lender's records for the Company, and that any process so served shall be effective ten days after mailing;
(d) waive any right to immunity from any such action or proceeding and waive any immunity or exemption of any property, wherever located, from garnishment, levy, execution, seizure or attachment prior to or in execution of judgment, or sale under execution or other process for the collection of debts; and (e) waive any right to interpose any set-off or non-compulsory counterclaim or to plead laches or any statute of limitations as a defense in any such action or proceeding, and waive all provisions' and requirements of law for the benefit of the Company now or hereafter in force. No provision of this Agreement shall limit the Lender's right to serve legal process in any other manner permitted by law or to bring any such action or proceeding in any other competent jurisdiction.

     12. NOTICES. All communications and notices to any party provided for hereunder shall be in writing and mailed or delivered to the respective address of such party specified on the first page of this Agreement, or to such other address as shall have been designated by such party for the purpose in a written notice complying with the terms of this Section 12.

     13. FEES AND TAXES; INDEMNITY. The Company shall pay on demand all filing fees and similar charges and all costs incurred by the Lender in collecting or securing or attempting to collect or secure any Obligations, including the expenses and reasonable fees of the Lender's legal counsel, whether or not involving litigation and/or appellate, administrative or bankruptcy proceedings. The Company agrees to indemnify and hold the Lender harmless on demand against all expenses, losses, consequences or damages incurred or suffered by the Lender arising from or relating to any claim, demand, action or proceeding brought by any person(s) whomsoever in connection with or relating to the Collateral, the Obligations, this Agreement or the Note (including without limitation any court costs and the expenses and reasonable fees of the Lender's legal counsel), except to the extent that a court of competent jurisdiction shall hold the same to be the result of the Lender's own gross negligence or willful misconduct. The Company shall pay any documentary stamp taxes, intangible taxes or other taxes (except for federal or Florida franchise or income taxes based on the net income of the Lender) which may now or hereafter apply to the Collateral, the Obligations, this Agreement, the Note, or any payments made in respect thereof, and the Company agrees to indemnify and hold the Lender harmless from and against any liability, costs, attorney's fees, penalties, interest or expenses relating to any such taxes, as and when the same may be incurred. The Company shall pay on demand, and indemnify and hold the Lender harmless against, any and all present or future taxes, levies, imposts, deductions, charges and withholdings imposed in connection with the Collateral, the Obligations, this Agreement, the Note, or any payments made in respect thereof, by the laws or govenmnental authorities of any jurisdiction other than the State of Florida or the United States of America. All sums payable by the Company under this Section are and shall be included in the Obligations and secured by the Collateral.

     14. BINDING AGREEMENT. This Agreement shall be binding upon the Company and its successors and assigns and the terms hereof shall inure to the benefit of the Lender and its successors and assigns.

     15. INTERPRETATION. Whenever used in this Agreement, the term "person" means any individual, firm, corporation, trust or other organization or association or other enterprise or any governmental or political subdivision, agency, department or instrumentality thereof. Whenever used in this Agreement, the terms "written" or "in writing" mean any form of written communication and any communication by means of telex, telecopier device, telegraph or cable. Any reference in this Agreement to a sum expressed in dollars or with the symbol "$" or "U.S.$" means the lawful currency of the United States of America, unless such reference expressly identifies another dollar-denominated currency. Captions and paragraph headings contained in this Agreement are for convenience only and shall not affect its interpretation. Whenever used in this Agreement and unless the context otherwise requires, words in the plural include the singular, words in the singular include the plural and pronouns of any gender include the other genders.

     16. MISCELLANEOUS. Time is of the essence with respect to the provisions of this Agreement. This Agreement may be amended but only by an instrument in writing executed by the party to be burdened thereby. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction only, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction. To the extent that the Company may lawfully waive any law that would otherwise invalidate any provision of this Agreement, the Company hereby waives the same, to the end that this Agreement shall be valid and binding and enforceable against the Company in accordance with all its terms. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Maryland.

     17. WAIVER OF JURY TRIAL. The Company and the Lender hereby severally, voluntarily, knowingly and intentionally WAIVE ANY AND ALL RIGHTS TO TRIAL BY JURY in any legal action or proceeding arising under or in connection with this Agreement, the Note or the Purchase Agreement, regardless of whether such action or proceeding concerns any contractual or tortious or other claim. The Company acknowledges that this waiver of jury trial is a material inducement to the Lender in extending credit to the Company, that the Lender would not have extended credit to the Company without this jury trial waiver, and that the Company has been represented by an attorney or has had an opportunity to consult with an attorney regarding this Agreement and understands the legal effect of this jury trial waiver.

     18. COUNTERPARTS; EXHIBITS. This Agreement may be executed in separate counterparts by the parties hereto, with the respective signature pages from separate counterparts assembled into one or more completely executed documents; this Agreement shall become effective when each party hereto has executed and delivered to the other party at least one such counterpart. This Agreement consists of twenty-two (23) pages, plus the following attached Exhibits, which are incorporated herein by this reference:

     EXHIBIT "A" -- Cash Flow Projections
     EXHIBIT "B" -- Purchase Order Form
     EXHIBIT "C" -- Loan Request Form


     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.



ATTEST:                                 AMERICAN QUANTUM CYCLES, INC., a
                                        Florida corporation


                                        BY: /s/ Illegible
-----------------------                     ---------------------------------
[CORPORATE SEAL]                        Name:
                                        Title: CEO



                                        ANCHOR CAPITAL CORPORATION, a
                                        Maryland corporation


                                        BY: /s/ Illegible
                                            ---------------------------------
                                        Name:
                                        Title: President

                 Cash Flow Projections (March 1999 - July 1999)


                              V      W          X               Y              Z             AA             AB             AC
                            ----    ---      --------       ---------      ---------      ---------       ---------      --------
                            Item        March Actual 3/26   29-Mar-99      6-Apr-99       12-Apr-99       19-Apr-99      26-Apr-99
                            ----        -----------------   ---------      ---------      ---------       ---------      --------
Rent                                      $    5,800.00   $   2,971.00   $    5,800.00  $          --   $          --  $         --
Telephone                                 $    1,300.00   $         --   $   12,325.00  $      325.00   $      325.00  $     325.00
Utilities                                 $    1,020.00   $   3,300.00   $      255.00  $      255.00   $      255.00  $     255.00
Cleaning/Ground Maintenance               $       60.00   $     710.00   $       15.00  $       15.00   $       15.00  $      15.00
Vehicle Leasing                           $    1,695.87   $         --   $      423.97  $      423.97   $      423.97  $     423.97
Equipment Leasing                         $    8,245.94   $   7,469.00   $    2,061.49  $    2,061.49   $    2,061.48  $   2,061.49
Payroll Benefits (Health, Life)           $    4,180.00   $         --   $    1,045.00  $    1,045.00   $    1,045.00  $   1,045.00
Insurance (Product/Corporate Liability)   $    7,083.00   $   6,000.00   $    6,270.75  $    6,270.75   $    6,270.75  $   6,270.75
Workman's Compensation                    $          --   $  28,138.00   $          --             --              --            --
Legal/Accounting                          $          --   $   7,766.00   $          --             --              --            --
Commissions/Fees /Floorplanning Escrow    $      520.00   $   2,880.00   $  102,430.00  $      130.00   $      130.00  $     130.00
Payroll Taxes - Current                   $   35,208.75   $  11,736.25   $    8,802.19  $    8,802.19   $    8,802.19  $   8,802.19
Payroll Taxes - Back                      $          --   $         --   $          --  $          --   $          --  $         --
Property Tax (Annual)                     $          --   $   8,300.00   $          --  $          --   $          --  $         --
Sales Tax                                 $          --   $  10,000.00   $          --  $          --   $          --  $         --
Office/Safety Suppliers                   $    2,488.87   $         --   $      622.22  $      622.22   $      622.22  $     622.22
Printing                                  $    1,438.00   $         --   $      359.50  $      359.50   $      359.50  $     359.50
Internet Access                           $      400.00   $   8,400.00   $      100.00  $      100.00   $      100.00  $     100.00
Product Advertising Promotion             $          --   $   5,000.00   $    5,000.00  $    6,000.00   $    5,000.00  $   5,000.00
Secondary Promotion/Roadshow              $          --   $  10,000.00   $          --  $          --   $          --  $         --
Repayment to N. Zeelander                 $          --   $         --   $          --  $          --   $          --  $         --
Travel/Meetings/Shows                     $   14,086.82   $   1,000.00   $    3,521.71  $    3,521.71   $    3,521.71  $   3,521.71
Temporary Employees                       $         --    $   3,000.00   $    8,000.00  $          --   $    3,000.00  $   3,000.00
Payroll                                   $   85,875.00   $  28,625.00   $   28,625.00  $   28,625.00   $   28,625.00  $  28,625.00
             Operating Expenses Subtotal  $  189,402.25   $ 145,296.25   $  185,656.81  $   57,656.81   $   60,656.81  $  60,556.81
                                                                                                                       $    364,327

Cost of Goods
     Parts (includes shipping) - Current  $          --   $  88,200.00   $   81,900.00  $          --   $          --  $         --
            Machining Services - Current  $          --   $  18,900.00   $   17,550.00  $          --   $          --  $         --
      Paint and Powder Coating - Current  $          --   $  12,600.00   $   11,700.00  $          --   $          --  $         --
        Miscellaneous/Warranty - Current  $          --   $   6,300.00   $    5,850.00  $          --   $          --            --
  Parts (includes shipping) - Back Bills  $          --   $  48,659.75   $   36,663.75  $   10,663.75   $    6,163.75  $   6,663.75
         Machining Services - Back Bills  $          --   $  14,239.09   $    3,626.88  $    3,626.88   $    3,626.88  $   3,626.88
   Paint and Powder Coating - Back Bills  $          --   $         --   $          --  $          --   $          --  $         --
     Miscellaneous/Warranty - Back Bills  $          --   $     500.00   $          --  $          --   $      500.00  $         --
                                Subtotal  $          --   $ 189,398.84   $  157,290.83  $   14,290.63   $   10,290.63  $  10,290.63
                                                                                                                       $    381,561

Capital Expenses
             Factory Equipment - Current  $          --   $         --   $          --  $    5,000.00   $          --  $         --
    Computer Hardware/Software - Current  $          --   $         --   $          --  $          --   $          --  $         --
    Miscellaneous Construction - Current  $          --   $         --   $          --  $          --   $          --  $         --
          Factory Equipment - Back Bills  $          --   $   3,000.00   $    8,000.00  $          --   $          --  $         --
  Computer Hardware/Software -Back Bills  $          --   $   5,000.00   $    5,000.00  $    5,000.00   $    5,000.00  $   5,000.00
 Miscellaneous/Construction - Back Bills  $    3,000.00   $   3,000.00   $    3,000.00  $    3,000.00   $    3,000.00  $   3,000.00
                                Subtotal  $    3,000.00   $  11,000.00   $   16,000.00  $   13,000.00   $    8,000.00  $   8,000.00
                                                                                                                       $     45,000

Grand Totals
                      Operating Expenses  $  169,402.25   $ 145,295.25   $  185,656.81  $   57,556.81   $   60,556.81  $  60,556.81
                           Cost of Goods  $          --     189,398.84   $  157,290.63  $   14,290.63   $   10,290.63  $  10,290.63
                        Capital Expenses  $    3,000.00      11,000.00       16,000.00      13,000.00   $    8,000.00  $   8,000.00
          Miscellaneous/One Time Charges  $          --   $         --   $          --  $          --   $          --  $         --
                  Grand Total - Cash Out  $  174,402.25   $ 345,694.09   $  358,947.44  $   84,847.44   $   78,847.44  $  78,847.44
                                                                                                                       $    601,490

            Gross Cost of Goods Per Bike  $      13,000   $     13,000   $      13,000  $      13,000   $      12,500  $     12,500
Net Cost of Goods Per Bike (less Quantum
                              Inventory)  $       9,000   $      9,000   $       9,000  $       9,000   $       9,000  $      9,000
                 Gordon Monies Available  $          --   $    250,000   $          --  $          --   $          --  $         --
  Purchase Orders Presented and Approved  $          --   $         14   $          13  $           8   $           6  $          6

               Cash Flow Projections (March 1999 - July 1999)

                           V                   W        X              Y           Z           AA           AB               AC
                          ---                  -       ---            ---         ---         ----        -----             ----
                          Item                 March Actual 3/26  29-Mar-99  5-Apr-99     12-Apr-99    19-Apr-99       26-Apr-99
                          ----                 -----------------  --------- -----------  -----------  ------------    ----------
                 Bikes Worth of Parts, Ordered         --              14            13           --            --             --
                 Net Purchase Orders Available         --              --            --            6            12             18
                            Gordon Monies Used         --         126,000       117,000           --            --             --
                   Net Gordon Monies Available         --         124,000         7,000        7,000         7,000           7,000
                          Bikes Built and Sold         --              --             5            5             3               6
      Net Parts Inventory for the Week (Bikes)         --              --             9            8            (5)             (6)
            Cumulative Parts Inventory (Bikes)         --              --             9           17            11               5
          Quantum Inventory  Drawdown for Week         --              --        20,000       20,000        21,000          21,000
          Net Quantum Inventory at End of Week    461,000         461,000       441,000      421,000       400,000         379,000
            Gordon Inventory Drawdown for Week         --              --        45,000       45,000        54,000          54,000
           Net Gordon Inventory at End of Week         --         126,000       198,000      153,000        99,000          45,000
 Revenue From Bikes                              $     --        $     --   $87,940,000  $ 87,940.00  $ 105,528.00    $ 105,528.00

              % Bikes from Bombadier Floorplan        40%             40%           40%          30%           30%             30%
                  Total Dollars from Bombadier   $     --        $     --   $    35,176  $    26,382  $     31,658    $     31,658
             Cumulative Dollars from Bombadier   $     --        $     --   $    35,176  $    61,558  $     93,216    $    124,875
                              % Bike from Cash         5%              5%            5%           5%            5%              5%
          % Bikes from Non-Bombadler Floorplan        55%             55%           55%          65%           65%             65%
   Total Dollars fron Non-Bombadier Floorplans         --              --        43,367       57,161        68,593          68,593
        Cumulative Dollars fronm Non-Bombadier
                                    Floorplans   $     --        $     --   $ 48,367.00  $105,528.00  $ 174,121.20    $ 242,714.40

Cash Flow Sunmary
          Cash Out
Total Operating Cash Outlay During Week          $172,402        $345,694   $   358,947  $    84,847  $     78,847    $     78,847

          Cash In
Total Sales During Week                          $     --        $     --   $    87,940  $    87,940  $    105,528    $    105,528
Cumulative Sales                                 $     --        $     --   $    87,940  $   175,880  $    281,408    $    388,936
Cash Collections During Week from Prior Sales    $     --        $     --   $        --  $    43,970  $     87,940    $     96,734
Cumulative Cash Collected                        $     --        $     --   $        --  $    43,970  $    131,910    $    228.644
Net Receivables Outstanding                      $     --        $     --   $    87,940  $   131,910  $    149,498    $    158,292

   Net Cash Resolution and Subsequent Needs
Total Cash Needs During Week                     $172,402        $345,684   $   358,947  $    84,847  $     78,847    $     78,847
Cash From Sales                                  $     --        $     --   $        --  $    43,970  $     87,940    $     96,734
Total Net Need for Cash                          $172,402        $345,894   $   358,947  $    40,877  $     (9,093)   $    (17,887)
Net Cash from NZ Secured LOC                     $     --        $383,000   $        --  $        --  $         --    $         --
Cash From Notes                                  $200,000        $ 50,000   $   100,000  $    50,000  $         --    $         --
Cash From Collections on Sales                   $     --        $     --   $        --  $    43,970  $     87,940    $     96,734
Cash From Gordon Secured LOC                     $     --        $126,000   $   117,000  $        --  $         --    $         --
Cumulative Cash From Gordon Secured LOC          $     --        $126,000   $   243,000  $   199,030  $    111,090    $     14,356
Interest Charges on Cumulative Gordon Cash                       $     --   $     1,050  $     2,025  $      1,659    $        926

Total Cash Out by Week                                           $345,894   $   359,997  $    86,872  $     80,506    $     79,773
Total Cash In By Week                                            $550,000   $   217,000  $    93,970  $     87,940    $     96,734
Weekly Cash Balance                                              $213,306   $  (142,997) $     7,098  $      7,434    $     16,961
Cumulative Balance                                               $213,306   $    70,308  $    77,406  $     84,840    $    101,801



                              V                AD              AE             AF             AG             AM             AL
                            ----             --------       ---------      ---------      ---------       ---------      --------
                            Item             3-May-99       10-May-99      17-May-99      24-May-99       31-May-99      7-Jun-99
                            ----             --------       ---------      ---------      ---------       ---------      --------
Rent                                      $    7,000.00  $          --  $          --  $          --   $          --  $    7,000.00
Telephone                                 $    1,460.00  $    1,460.00  $    1,460.00  $    1,460.00   $    1,460.00  $      825.00
Utilities                                 $      844.00  $      844.00  $      844.00  $      844.00   $      844.00  $    1,055.00
Cleaning/Ground Maintenance               $      142.00  $      142.00  $      142.00  $      142.00   $      142.00  $      177.50
Vehicle Leasing                           $      339.17  $      339.17  $      339.17  $      339.17   $      339.17  $      423.97
Equipment Leasing                         $    1,649.19  $    1,649.19  $    1,649.19  $    1,649.19   $    1,649.19  $   16,999.49
Payroll Benefits (Health, Life)           $    1,004.40  $    1,044.40  $    1,044.40  $    1,044.40   $    1,044.40  $    1,255.50
Insurance (Product/Corporate Liability)   $    6,216.60  $    6,216.60  $    6,216.60  $    6,216.60   $    6,216.60  $    6,270.75
Workman's Compensation                    $    1,202.60  $    1,202.60  $    1,202.60  $    1,202.60   $    1,202.60  $    1,503.25
Legal/Accounting                          $    5,000.00  $          --  $          --  $          --   $          --  $    9,676.00
Commissions/Fees /Floorplanning Escrow    $   10,116.00  $      116.00  $      116.00  $      116.00   $      118.00  $  (89,855.00)
Payroll Taxes - Current                   $    9,061.00  $    9,061.00  $    9,061.00  $    9,061.00   $    9,061.00  $   11,326.25
Payroll Taxes - Back                      $          --  $          --  $          --  $          --   $  287,000.00  $          --
Property Tax (Annual)                     $          --  $          --  $          --  $          --   $          --  $          --
Sales Tax                                 $          --  $          --  $          --  $          --   $          --  $          --
Office/Safety Suppliers                   $      497.77  $      497.77  $      497.77  $      497.77   $      497.77  $      622.22
Printing                                  $      400.00  $      400.00  $      400.00  $      400.00   $      400.00  $      250.00
Internet Access                           $    8,080.00  $       80.00  $       80.00  $       80.00   $       80.00  $    4,100.00
Product Advertising Promotion             $    5,000.00  $    5,000.00  $    5,000.00  $    5,000.00   $    5,000.00  $    5,000.00
Secondary Promotion/Roadshow              $          --  $          --  $          --  $          --   $          --  $   35,000.00
Repayment to N. Zeelander                 $          --  $          --  $          --  $          --   $          --  $          --
Travel/Meetings/Shows                     $    2,800.00  $    1,800.00  $    1,800.00  $    1,800.00   $    1,800.00  $    3,250.00
Temporary Employees                       $   14,000.00  $    3,000.00  $    3,000.00  $    3,000.00   $    3,000.00  $    3,000.00
Payroll                                   $   41,250.00  $   31,250.00  $   31,250.00  $   31,250.00   $   31,250.00  $   43,750.00
             Operating Expenses Subtotal  $  116,062.74  $   64,062.74  $   64,082.74  $   64,082.74   $  351,082.74  $   61,529.92
                                                                                                       $     659,314

Cost of Goods
     Parts (includes shipping) - Current  $   69,300.00  $   69,300.00  $   70,000.00  $   70,000.00   $  126,000.00  $  126,000.00
            Machining Services - Current  $   14,850.00  $   14,850.00  $   15,000.00  $   15,000.00   $   27,000.00  $   27,000.00
      Paint and Powder Coating - Current  $    9,900.00  $    9,900.00  $   10,000.00  $   10,000.00   $   18,000.00  $   18,000.00
        Miscellaneous/Warranty - Current  $    4,950.00  $    4,950.00  $    5,000.00  $    5,000.00   $    9,000.00  $    9,000.00
  Parts (includes shipping) - Back Bills  $   13,173.75  $    6,163.75  $    6,663.75  $          --   $          --  $   (3,903.00)
         Machining Services - Back Bills  $   14,643.88  $    3,628.88  $    3,626.88  $          --   $          --  $    4,403.00
   Paint and Powder Coating - Back Bills  $          --  $          --  $          --  $          --   $          --  $          --
     Miscellaneous/Warranty - Back Bills  $          --  $      500.00  $          --  $          --   $          --  $      600.00
                                Subtotal  $  126,817.83  $  109,290.63  $  110,290.63  $  100,000.00   $  180,000.00  $  181,000.00
                                          $          --  $                                             $     626,399  $          --
                                          $          --                                                               $          --
Capital Expenses                          $          --                                                               $          --
             Factory Equipment - Current  $   10,000.00  $          --  $          --  $          --   $          --  $          --
    Computer Hardware/Software - Current  $          --  $          --  $          --  $          --   $          --  $          --
    Miscellaneous Construction - Current  $          --  $          --  $          --  $          --   $          --  $          --
          Factory Equipment - Back Bills  $   21,000.00  $          --  $          --  $          --   $          --  $   10,000.00
  Computer Hardware/Software -Back Bills  $    8,000.00  $    5,000.00  $    5,000.00  $    5,000.00   $    5,000.00  $   11,000.00
 Miscellaneous/Construction - Back Bills  $    3,000.00  $    3,000.00  $    3,000.00  $    3,000.00   $    3,000.00  $    3,000.00
                                Subtotal  $   42,000.00  $    8,000.00  $    8,000.00  $    8,000.00   $    8,000.00  $   24,000.00
                                                                                                       $      74,000

Grand Totals
                      Operating Expenses  $  116,062.74  $   64,062.74  $   84,062.74  $   64,062.74   $  351,062.00  $   61,529.00
                           Cost of Goods  $  126,817.63  $  109,290.63  $  110,290.63  $  100,000.00   $  180,000.00  $  181,000.00
                        Capital Expenses  $   42,000.00  $    8,000.00  $    8,000.00  $    8,000.00   $    8,000.00  $   24,000.00
          Miscellaneous/One Time Charges  $          --  $          --  $          --  $          --   $          --  $          --
                  Grand Total - Cash Out  $  284,880.36  $  181,353.36  $  182,353.36  $  172,082.74   $  539,062.74  $  266,529.92
                                                                                                       $   1,359,713             --

            Gross Cost of Goods Per Bike  $      12,500  $      12,000  $      12,000  $      12,000   $      12,000  $      12,000
Net Cost of Goods Per Bike (less Quantum
                              Inventory)  $       9,000  $       9,000  $      10,000  $      10,000   $      10,000  $      10,000
                 Gordon Monies Available  $     100,000  $     100,000  $     100,000  $     100,000   $     180,000  $     180,000

Cash Flow Projections (March 1999 - July 1999)


                              V                AD              AE             AF             AG             AM             AL
                            ----             --------       ---------      ---------      ---------       ---------      --------
                            Item             3-May-89       10-May-89      17-May-89      24-May-89       31-May-89      7-Jun-89
                            ----             --------       ---------      ---------      ---------       ---------      --------
            Bikes Worth of Parts Ordered             11             11             10             10              18             18
           Net Purchase Orders Available             15             12             10             10               6              2
                      Gordon Monies Used         99,000         99,000        100,000        100,000         180,000        180,000
             Net Gordon Monies Available          8,000          9,000          9,000          9,000           9,000          9,000
                    Bikes Built and Sold              5             10             10             10              10             20
Net Parts Inventory for the Week (Bikes)             (5)             1              1             --              --             (2)
      Cumulative Parts Inventory (Bikes)             --              1              2              2               2             --
     Quantum Inventory Drawdown for Week         17,500         30,000         20,000         20,000          20,000         40,000
    Net Quantum Inventory at End of Week        361,500        331,500        311,500        291,500         271,500        231,500
      Gordon Inventory Drawdown for Week         45,000         90,000        100,000        100,000         100,000        200,000
     Net Gordon Inventory at End of Week         99,000        108,000        108,000        108,000         188,000        168,000
Revenue From Bikes                        $   87,940.00  $  175,880.00  $  175,880.00  $  175,880.00   $  175,880.00  $  351,760.00

        % Bikes from Bombadier Floorplan            30%            20%            20%            20%             20%            20%
            Total Dollars from Bombadier  $      26,382  $      35,176  $      35,176  $      35,176   $      35,176  $      70,352
       Cumulative Dollars from Bombadier  $     151,257  $     166,433  $     221,809  $     256,785   $     291,961  $     362,313
                        % Bike from Cash             5%             5%             5%             5%              5%             5%
     % Bike from Non-Bombadier Floorplan            65%            75%            75%            75%             75%            75%
        Total Dollars from Non-Bombadier
                               Floorplan         57,161        131,910        131,910        131,910         131,910        263,820
   Cumulative Dollars from Non-Bombadier
                               Floorplan  $  299,875.40  $  431,785.40  $  563,895.40  $  695,605.40   $  827,515.40  $1,091,335.40

Cash From Summary
              Cash Out
Total Operating Cash Outlay During Week   $     284,880  $     181,353  $     182,353  $     172,063   $     539,063  $     266,530

              Cash in
Total Sales During Week                   $      87,940  $     175,880  $     175,880  $     175,880   $     175,880  $     351,760
Cumulative Sales                          $     474,876  $     650,756  $     826,636  $   1,002,518   $   1,178,396  $   1,530,156
Cash Collections During Week from Prior
                                  Sales   $     105,528  $      96,734  $     131,910  $     175,880   $     175,880  $     175,880
Cumulative Cash Collected                 $     334,172  $     430,906  $     562,816  $     738,696   $     914,576  $   1,090,456
Net Receivables Outstanding               $     140,704  $     219,850  $     263,820  $     263,820   $     263,820  $     439,700

Net Cash Resolution and Subsequent Needs
Total Cash Needs During Week              $     284,880  $     181,353  $     182,353  $     172,063   $     539,063  $     266,530
Cash From Sales                           $     105,528  $      96,734  $     131,910  $     175,880   $     175,880  $     175,880
Total Net Need for Cash                   $     179,352  $      84,619  $      50,443  $      (3,817)  $     363,183  $      90,650
Need Cash from HZ Secured LOC             $          --  $          --  $          --  $          --   $          --  $          --
Cash From Notes                           $          --  $          --  $          --  $          --   $          --  $          --
Cash From Collection on Sales             $     105,528  $      96,734  $     131,910  $     175,880   $     175,880  $     175,880
Cash From Gordon Secured LOC              $      99,000  $      99,000  $     100,000  $     100,000   $     180,000  $     180,000
Cumulative Cash From Gordon Secured LOC   $       7,828  $      10,094  $          --  $          --   $       4,120  $       8,240
Internet Charges on Cumulative Gordon
                                 Cash     $         120  $          65  $          84  $          --   $          --  $          34

Total Cash Out by Week                    $     285,000  $     181,419  $     142,437  $     172,063   $     539,063  $     266,564
Total Cash Out by Week                    $     204,528  $     195,734  $     231,910  $     275,880   $     355,880  $     355,880
Weekly Cash Balance                       $     (80,472) $      14,315  $      49,473  $     103,817   $    (183,183) $      89,316
Cumulative Balance                        $      21,329  $      36,644  $      85,117  $     188,934   $       5,571  $      95,067

Cash Flow Projections (March 1999 - July 1999)



                       V                       AJ              AK             AL             AM             AN             AO
                     ----                   ---------       ---------      ---------      --------        ------     -------------
                     Item                   14-Jun-99       21-Jun-99      28-Jun-99      6-Jul-99                 Total (3/25-7/2)
                     ----                   ---------       ---------      ---------      --------
Rent                                      $          --  $          --  $          --  $          --                 $      19,800
Telephone                                 $      825.00  $      825.00  $      825.00  $      825.00                 $      23,900
Utilities                                 $    1,055.00  $    1,055.00  $    1,055.00  $    1,055.00                 $       9,460
Cleaning/Ground Maintenance               $      177.50  $      177.50  $      177.50  $      177.50                 $       1,480
Vehicle Leasing                           $      423.97  $      423.97  $      423.97  $      423.97                 $       5,088
Equipment Leasing                         $    2,061.49  $    2,061.49  $    2,061.49  $    2,061.49                 $      39,676
Payroll Benefits (Health, Life)           $    1,255.50  $    1,255.50  $    1,255.50  $    1,255.50                 $      14,224
Insurance (Product/Corporate Liability)   $    6,270.75  $    6,270.75  $    6,270.75  $    6,270.75                 $      81,249
Workman's Compensation                    $    1,503.25  $    1,503.25  $    1,503.25  $    1,503.25                 $      12,026
Legal/Accounting                          $          --  $          --  $          --  $          --                 $      14,576
Commissions/Fees/Floorplanning Escrow     $      145.00  $      145.00  $      145.00  $      145.00                 $      23,980
Payroll Taxes - Current                   $   11,326.25  $   11,326.25  $   11,326.25  $   11,326.25
Payroll Taxes - Back                      $          --  $          --  $          --  $          --                 $     287,000
Property Tax (Annual)                     $          --  $          --  $          --  $          --                 $          --
Sales Tax                                 $          --  $          --  $          --  $          --                 $          --
Office/Safety Suppliers                   $      622.22  $      622.22  $      622.22  $      622.22                 $       7,467
Printing                                  $      250.00  $      250.00  $      250.00  $      250.00                 $       4,438
Internet Access                           $      100.00  $      100.00  $      100.00  $      100.00                 $      13,200
Product Advertising Promotion             $    5,000.00  $    5,000.00  $    5,000.00  $    5,000.00                 $      65,000
Secondary Promotion/Roadshow              $          --  $          --  $          --  $          --                 $      35,000
Repayment to N. Zeelander                 $          --  $          --  $          --  $          --                 $          --
Travel/Meetings/Shows                     $    2,250.00  $    2,250.00  $    2,250.00  $    2,250.00                 $      34,087
Temporary Employees                       $    3,000.00  $    3,000.00  $    3,000.00  $    3,000.00                 $      52,000
Payroll                                   $   33,750.00  $   33,750.00  $   33,750.00  $   33,750.00                 $     425,750
             Operating Expenses Subtotal  $   70,015.92  $   70,015.92  $   70,015.92  $   70,015.92                 $   1,295,219
                                                                        $     271,578

Cost of Goods
     Parts (includes shipping) - Current  $  126,000.00  $  147,000.00  $          --  $          --                 $     885,500
            Machining Services - Current  $   27,000.00  $   31,500.00  $          --  $          --                 $     189,750
      Paint and Powder Coating - Current  $   18,000.00  $   21,000.00  $          --  $          --                 $     126,500
        Miscellaneous/Warranty - Current  $    9,000.00  $   10,500.00  $          --  $          --                 $      63,250
  Parts (includes shipping) - Back Bills  $          --  $          --  $          --  $          --                 $      82,253
         Machining Services - Back Bills  $          --  $          --  $          --  $          --                 $      40,808
   Paint and Powder Coating - Back Bills  $          --  $          --  $          --  $          --                 $          --
     Miscellaneous/Warranty - Back Bills  $          --  $          --  $          --  $          --                 $       1,500
                                Subtotal  $   180,00.00  $  210,000.00  $          --  $          --                 $   1,389,561
                                                                        $     671,000                                $   1,578,960
                                                                                                                     $          --
Capital Expenses                                                                                                     $          --
             Factory Equipment - Current  $          --  $          --  $          --  $          --                 $      15,000
    Computer Hardware/Software - Current  $          --  $          --  $          --  $          --                 $          --
    Miscellaneous Construction - Current  $          --  $          --  $          --  $          --                 $          --
          Factory Equipment - Back Bills  $          --  $          --  $          --  $          --                 $      39,000
  Computer Hardware/Software -Back Bills  $    5,000.00  $    5,000.00  $    5,000.00  $    5,000.00                 $      74,000
 Miscellaneous/Construction - Back Bills  $    3,000.00  $    3,000.00  $    3,000.00  $    3,000.00                 $      39,000
                                Subtotal  $    8,000.00  $    8,000.00  $    8,000.00  $    8,000.00                 $     167,000
                                                                        $      48,000

Grand Totals
                      Operating Expenses  $   70,015.92  $   70,015.92  $   70,015.92  $   70,015.92                 $   1,295,219
                           Cost of Goods  $  180,000.00  $  210,000.00  $          --  $          --                 $   1,389,581
                        Capital Expenses  $    8,000.00  $    8,000.00  $    8,000.00  $    8,000.00                 $     167,000
          Miscellaneous/One Time Charges  $          --  $          --  $          --  $          --                 $          --
                  Grand Total - Cash Out  $  258,015.92  $  288,015.92  $   78,015.92  $   78,015.92                 $   2,851,780
                                                                              890,578                                $   2,851,780
                                                                                                                                --

            Gross Cost of Goods Per Bike  $      12,000  $      12,000  $      12,000  $      12,000
Net Cost of Goods Per Bike (less Quantum
                              Inventory)  $      10,000  $      10,000  $      10,000  $      10,000                 $     124,000
                 Gordon Monies Available  $     180,000  $     210,000  $          --  $          --                 $          --
  Purchase Orders Presented and Approved  $          18  $          18  $          18  $          18

Cash Flow Projections (March 1999 - July 1999)


                      V                             AJ             AK             AL              AM         AN           AO
                    ----                         ---------      ---------      ---------       --------   --------- ----------------
                    Item                         14-Jun-99      21-Jun-99      28-Jun-99       5-Jul-99             Total (3/25-7/2)
                    ----                         ---------      ---------      ---------       --------             ----------------
            Bikes Worth of Parts Ordered                 18             21             --             --                      130
           Net Purchase Orders Available                  2             (1)            17             35
                      Gordon Monies Used            180,000        210,000             --             --
             Net Gordon Monies Available              9,000          9,000          9,000          9,000
                    Bikes Build and Sold                 18             18             18              2                      141
Net Parts Inventory for the Week (Bikes)                 --             --              3             (2)                       3
      Cumulative Parts Inventory (Bikes)                 --             --              3              1                       52
     Quantum Inventory Drawdown for Week             36,000         36,000         36,000          4,000
    Net Quantum Inventory at End of Week            195,500        159,500        123,600        119,500
      Gordon Inventory Drawdown for Week            180,000        180,000        180,000         20,000
     Net Gordon Inventory at End of Week            168,000        198,000         18,000         (2,000)            April - June
   Revenue From Bikes                         $  316,584.00  $  316,584.00  $  316,584.00  $   35,176.00            $   2,479,908

        % Bikes from Bombadier Floorplan                 15%            15%            15%            15%
            Total Dollars from Bombadier      $      47,488  $      47,488  $      47,488  $       5,276
       Cumulative Dollars from Bombadier      $     409,800  $     457,288  $     504,776  $     510,052
                       % Bikes from Cash                  5%             5%             5%             5%
    % Bikes from Non-Bombadier Floorplan                 80%            80%            80%            80%
        Total Dollars from Non-Bombadier
                               Floorplan            253,267  $     253,267  $     253,267  $      26,141
   Cumulative Dollars from Non-Bombadier
                               Floorplan      $1,344,602.60  $1,597,869.80  $1,851,137.00  $1,879,277.80

   Cash Flow Summary
           Cash Out
   Total Operating Cash Outlay During
                                 Week        $     258,016  $     288,016  $      78,016  $      78,016             $   2,851,780

           Cash in
   Total Sales During Week                   $     316,584  $     316,584  $     316,584  $      35,176             $   2,479,908
   Cumulative Sales                          $   1,848,740  $   2,163,324  $   2,479,908  $   2,515,084                     na
   Cash Collections During Week from Prior
   Sales                                     $     263,820  $     334,172  $     316,584  $     316,584             $   2,005,032
   Cumulative Cash Collected                 $   1,354,276  $   1,688,448  $   2,005,032  $   2,321,616                     na
   Net Receivables Outstanding               $     492,464  $     474,376  $     474,876  $     193,468             $   3,561,570

   Net Cash Resolution and Subsequent Needs
   Total Cash Needs During Week              $     258,018  $     288,016  $      78,016  $      78,016             $   2,851,780
   Cash From Sales                           $     263,820  $     334,172  $     316,584  $     316,584             $   2,005,032
   Total Net Need for Cash                   $      (5,804) $     (46,156) $    (238,568) $    (238,568)            $     846,748
   Net Cash from NZ Secured LOC              $          --  $          --  $          --  $          --             $          --
   Cash From Notes                           $          --  $          --  $          --  $          --             $     150,000
   Cash From Collections on Sales            $     263,820  $     334,172  $     316,584  $     316,584             $   2,005,032
   Cash From Gordon Secured LOC              $     180,000  $     210,000  $          --  $          --             $   1,265,000
   Cumulative Cash From Gordon Secured LOC   $          --  $          --  $          --  $          --             $     597,758
   Interest Charges on Cumulative Gordon
                                    Cash     $          69  $          --  $          --  $          --

   Total Cash Out by Week                    $     258,085  $     288,016  $      78,016  $      78,016             $   3,203,505
   Total Cash In by Week                     $     443,820  $     544,172  $     316,584  $     316,584             $   3,979,032
   Weekly Cash Balance                       $     185,735  $     256,156  $     238,568  $     238,568             $     775,527
   Cumulative Balance                        $     280,802  $     536,950  $     776,627  $   1,014,095             $   2,572,791

                                   EXHIBIT "B"


                           BIKE ORDER CONFORMATION

COMPANY NAME: _________________________ CUSTOMER NUMBER:________________________

QUANTITY OF BIKES ORDERING: ____________________________________________________

PRICE OF BIKES BEING ORDERED: _______________ (BASE PRICE-$17,550) (FINAL T.B.D. INDIVIDUALLY) _________________

EXPECTED DATE OF DELIVERY:_______ (NOT  BEFORE) ________________________________


PAYMENT METHOD:

FLOOR PLAN COMPANY: ____________________________________________________________

CASH PAYMENT SCHEDULE:

DOWN PAYMENT DATE: 1/3 _________________________________________________________

MID-BUILD DATE:    1/3 _________________________________________________________

COMPLETE DATE:     1/3 _________________________________________________________


NAMES AND TITLES OF PERSONS AUTHORIZED TO PLACE ORDERS:


________________________________________________________________________________

________________________________________________________________________________

NAME AND TITLE OF PERSON PLACING ORDER:

________________________________________________________________________________

SIGNATURE/PLACING ORDER ________________________________ DATE: _________________

SIGNATURE/AQC RECEIVING ________________________________ DATE: _________________

                             PURCHASE AGREEMENT


     THIS AGREEMENT ("Agreement") is made as of the 31st day of March, 1999, between AMERICAN QUANTUM CYCLES, INC. a Florida corporation (the "Company"), and ANCHOR CAPITAL CORPORATION, a Maryland corporation ("Purchaser").

     NOW, THEREFORE, in consideration of the mutual premises and.
covenants contained herein and for other good and valuable consideration, the parties hereto, intending to be legally bound, agree as follows:

     1. Sale of the Shares. The Company hereby issues, sells and transfers to Purchaser 750,000 fully paid and non-assessable shares ("Shares") of Common Stock, par value $.001 per share ("Common Stock") of the Company for an aggregate purchase price of $750 paid by the Purchaser simultaneously with the execution and delivery of this Agreement.

     2. Line of Credit. Purchaser agrees to extend to the Company a line of credit in the maximum aggregate principal amount of Seven Hundred Fifty Thousand ($750,000) Dollars (the "Line of Credit"), and the Company has executed and is delivering to Purchaser herewith the Company's Secured Promissory Note in the maximum principal amount of $750,000 ("Promissory Note") and a Loan and Security Agreement pertaining to the Line of Credit (the "Loan Agreement"). The Company may take advances under such Line of Credit by written request to Purchaser from time to time up to June 25, 1999; provided, however, that no advances under the Line of Credit may be taken if an Event of Default under this Agreement, the Loan Agreement or the Promissory Note shall have occurred or if the Company materially shall have failed to comply with the Cash Flow Projections delivered by the Company to Purchaser contemporaneously with this Agreement.

     3. [Reserved].

     4. Representations and Warranties.

        (a) The Company represents and warrants to the Purchaser, upon which representations and warranties the Purchaser is relying, as follows:

           (1) The Company is a corporation duly authorized, validly existing, and in good standing under the laws of the State of Florida, and has all requisite power and authority to own, lease and operate its properties, to carry on its business as it is now being conducted, to enter into this Agreement, to issue the Promissory Note and to consummate the transactions contemplated hereby and under the Loan Agreement and the Promissory Note.

           (2) All actions of the Company necessary to authorize it to execute, deliver and consummate this Agreement, and to perform its obligations hereunder and under the Loan Agreement and the Promissory Note have been duly and validly taken and no other further actions or authorizations are required. This Agreement, the Loan Agreement and the Promissory

Note constitute the valid, legally binding obligations of the Company and are enforceable in accordance with their respective terms.

        (3) The execution and delivery of this Agreement, the Loan Agreement and the Promissory Note and the consummation of the transactions contemplated herein and therein will not:

           (i) result in any breach of, or constitute a default under the Articles of Incorporation or By-Laws of the Company, or any instrument or obligation to which the Company is a party or by which it is bound; or

           (ii) violate any existing statute, order, writ, injunction or decree of any court, administrative agency or governmental body.

        (4) The Company has filed all reports and statements required to be filed by the Company with the Securities and Exchange Commission and no such report or statement contains a misstatement of a material fact or omits to state a material fact necessary to make the statements made therein not misleading.

     5. Rgpresentations and Warranties of Purchaser. Purchaser represents and warrants to the Company, upon which representations and warranties the Company relies, as follows:

        (a) Purchaser is acquiring the Shares for investment for its account and for the account of certain participants as disclosed to the Company, with no present intention of reselling or otherwise participating, directly or indirectly, in a distribution of such Shares, and shall not make any sale, transfer, or pledge thereof (except to such participants) without registration under the Securities Act of 1933, as amended (the "Securities Act"), and any applicable securities laws of any state, or unless an exemption from such registration is available under those laws in the opinion of counsel reasonably acceptable to the Company.

        (b) Purchaser acknowledges that the certificates for the Shares will contain a legend substantially as follows:

     THE SECURITIES WHICH ARE REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE SOLD, TRANSFERRED, MADE SUBJECT TO A SECURITY INTEREST, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS AND UNTIL REGISTERED UNDER THE ACT, OR APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY IS RECEIVED THAT REGISTRATION IS NOT REQUIRED THEREUNDER.

     6. Covenants of the Company. The Company hereby covenants and agrees with Purchaser that:

        (a) In the event that the Company shall fail to pay in full, as and when due, by acceleration or otherwise, all amounts of principal and interest under the Loan Agreement and the Promissory Note within 30 days after demand in writing for such payment shall have been made by Purchaser and delivered to the Company, the Company agrees to issue and sell to Purchaser, at the par value thereof, that number of shares of Common Stock which, after issuance, shall constitute 25% of the then outstanding Common Stock of the Company.

        (b) (1) As used in this Section (b), the following terms have the following respective meanings:

           (i) "Commission" shall mean the Securities and Exchange Commission.

           (ii) "Purchaser" shall mean Anchor Capital Corporation and each of its affiliates to whom Anchor Capital Corporation shall have transferred any of the Shares and any person controlling any of the foregoing within the meaning of the Securities Act.

           (iii) "Registration Expenses" and "Selling Expenses" shall mean the expenses so described in Paragraph (4).

           (iv) "Registrable Shares" shall mean 750,000 shares of Common Stock owned by Purchaser, and the additional shares of Common Stock that may be purchased by Purchaser under Section 6(a) of this Agreement.

           (v) "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

            (2) The Company shall:

           (i) Upon the written request of Purchaser, prepare and file with the Commission not later than the earlier of 90 days after the date of such request or the filing of a registration statement by the company under the Securities Act, a registration statement with respect to the Registrable
Shares (the "Registration Statement") and use its best efforts to cause the Registration Statement to become and remain effective as soon thereafter as possible. In the event that the Company shall have filed a registration statement before the expiration of 90 days, the Registrable Shares shall be included in such Registration Statement on the following terms.

           (ii) Prepare and file with the Commission such amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to keep the Registration Statement effective for not more than eighteen (18) months from the date of its effectiveness (plus such additional time during which Purchaser must cease making offers and sales, as provided in paragraph (v) below) or (unless otherwise required by the Securities Act) until the Registrable Shares covered thereunder have been sold, whichever is earlier.

           (iii) Furnish to Purchaser such number of copies of each prospectus contained in the Registration Statement (other than a preliminary prospectus), in conformity with the requirements of the Securities Act, and such other documents as Purchaser may reasonably request in order to facilitate the disposition of the Registrable Shares owned by Purchaser.

           (iv) Use its best efforts to register or qualify the Registrable Shares covered by the Registration Statement under the securities or blue sky laws of such jurisdictions as Purchaser shall reasonably request, and use its best efforts to do any and all other acts and things which may be necessary or advisable so to register or qualify the Registrable Shares to enable Purchaser to consummate the disposition of the Registrable Shares owned by Purchaser in such jurisdictions during the period covered in paragraph (ii) above; provided that the Company shall not be obligated to qualify to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to the service of process in suits other than those arising out of the offer or sale of the securities covered by the Registration Statement in any jurisdiction where it is not then so subject.

           (v) Notify Purchaser at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus contained in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing. Purchaser agrees, upon receipt of such notice, forthwith to cease making offers and sales of the Registrable Shares pursuant to the Registration Statement or deliveries of the prospectus contained therein for any purpose and to return to the Company, for modification and exchange, the copies of such prospectus not theretofore delivered by Purchaser; provided, that the Company shall forthwith prepare and fumish, after securing such approvals as may be necessary, to Purchase a reasonable number of copies of any supplement to or amendment of such prospectus that may be necessary so that, as thereafter delivered to the purchasers of such Registrable Shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

           (vi) Promptly notify Purchaser of any stop order or similar proceeding initiated by state or federal regulatory bodies and use its best efforts to take all necessary steps expeditiously to remove such stop order or similar proceeding.

           (vii) Otherwise use reasonable efforts in good faith to comply with all applicable rules and regulations of the Commission, and, if required, make available to its security holders, as soon as reasonably practicable, an earnings statement covering a period of at least twelve months, but not more than eighteen months, beginning with the first day of the

Company's first fiscal quarter after the effective date of the Registration Statement, which earnings statement shall satisfy the provisions of Section
11 (a) of the Securities Act and Rule 158 thereunder; provided, however, that the Company shall not be required to conduct a special audit in order to satisfy its obligation under this paragraph (vii).

           (viii) Upon receipt of such confidentiality agreements as the Company may reasonably request, make available for inspection, upon the written request of Purchaser, by Purchaser and by any attorney, accountant or other agent retained by Purchaser, all pertinent financial and other records, pertinent corporation documents and properties of the Company and its subsidiaries as shall be reasonably necessary to enable Purchaser to exercise and fulfill his due diligence responsibility, and cause all of the Company's, and its subsidiaries, officers, directors and employees to supply all information reasonably requested by Purchaser, attorney, accountant or agent in connection with the Registration Statement.

        (3) As a condition to the Company's obligation hereunder to file and use its best efforts to cause to become effective the Registration Statement, Purchaser shall provide such information and execute such documents, including questionnaires and indemnities not inconsistent herewith, as may reasonably be required in connection with such registration.

        (4) All expenses incurred by the Company in complying with any of the foregoing provisions of this Section (b), including without limitation all federal (including the Commission and the National Association of Securities Dealers, Inc.) and state registration, qualification and filing fees, printing expenses, any premium involved in securing a policy or policies of registration insurance (but only if the Company in its sole discretion shall choose to secure such a policy or policies, such policy or policies to be herein referred to as "registration insurance"), fees and disbursements of counsel for the Company, and accountants' fees and expenses (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company), incident to or required by any such registration are herein called "Registration Expenses". All underwriting discounts, selling commissions and transfer taxes applicable to the sale of Registrable Shares hereunder are herein called "Selling Expenses". The Registration Expenses and Selling Expenses in connection with the registration of the Registrable Shares shall be borne as follows:

           (i) All Registration Expenses and the costs of securing registration insurance shall be borne by the Company.

           (ii) All Selling Expenses incurred in connection with the Registration Statement shall be borne by Purchaser; provided, however, that if other shares of capital stock of the Company are included in the Registration Statement, such Registration Expenses shall be borne by Purchaser pro rata with all other persons (including the Company) for whose account the securities covered by the Registration Statement are offered in accordance with the amount of securities being so offered for the account of each such person.

           (5) (i) The Company agrees to indemnify and hold harmless Purchaser against any and all losses, claims, damages, liabilities or expenses, joint or several

(including any investigation, legal and other expenses incurred in connection with any action, suit or proceeding or any claim asserted), arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any prospectus included therein, or any omission or alleged omission of any material fact required to be stated therein or necessary to make the statements therein not misleading, unless such statement or omission was made in reliance upon a statement in writing furnished by or on behalf of Purchaser for inclusion therein or an omission or failure by Purchaser to furnish any statement with respect to Purchaser required to be included therein. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of Purchaser and shall survive the transfer of the Shares. Promptly after receipt by Purchaser of written notice of the commencement of any action in respect of which indemnity may be sought against the Company, Purchaser shall notify the Company in writing of the commencement thereof, and, subject to the provisions hereinafter stated and Purchaser's reasonable cooperation, the Company shall assume the defense of such action (including the employment of counsel, who shall be counsel reasonably satisfactory to Purchaser and the payment of expenses and such counsel's fees) insofar as such action shall relate to any alleged liability in respect of which indemnity may be sought against the Company; provided, however, that the failure of Purchaser to give written notice to the Company of the commencement of any action shall not relieve the Company of its obligations hereunder except to the extent that the Company is actually prejudiced by such failure to give notice. Purchaser shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall not be at the expense of the Company unless in the reasonable judgment of Purchaser, a conflict of interest between the Company and Purchaser exists in respect of such claim, in which event the fees and expenses of such counsel shall be at the expense of the Company. In connection with any offering under this Section (b).which is to be underwritten, the Company further agrees to enter into an underwriting agreement in usual and standard form respecting such offering; provided that the terms of such underwriting agreement shall not be inconsistent or conflict with the provisions of this Agreement.

           (ii) The obligations of the Company under this Section (b) are subject to the following conditions, which Purchaser hereby agrees to fulfill: (i) that Purchaser whose Registrable Shares are to be included in any registration referred to in this Section agrees, in writing, prior to the filing of such registration or qualification, and hereby does agree to indemnify and hold harrnless the Company, each Person, if any, who controls the Company within the meaning of the Securities Act and the officers and directors of the Company, against any and all losses, claims, damages, liabilities or expenses arising out of or based upon any untrue statement or alleged untrue statement of a material fact in any related registration statement, prospectus, offering circular, notification or other document or any omission or alleged omission of any material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to statements or omissions made in reliance upon a statement in writing furnished by or on behalf of Purchaser (but only to the extent such statement was made in Purchaser's capacity as a holder of Registrable Shares and not in Purchaser's capacity as an officer or director of the Company, if applicable) for inclusion therein and with reference to statements or omissions made in reliance upon an omission or failure by Purchaser to fumish any statement with respect to Purchaser required to be included therein (which indemnification shall remain in full force and effect regardless of any investigation made by the Company or any person controlling the Company and shall survive the transfer of the Shares), and (ii) if such registration or qualification relates to an offering which is to be underwritten, that Purchaser agrees to enter into an underwriting agreement in usual and standard form respecting such offering; provided that the terms of such underwriting agreement shall not be inconsistent or conflict with the provisions of this Agreement. Promptly after receipt of written notice of the commencement of any action in respect of which indemnity may be sought against Purchaser, the Company will notify Purchaser in writing of the commencement thereof, and Purchaser shall, subject to the provisions hereinafter stated and the Company's reasonable cooperation, assume the defense of such action (including the employment of counsel, who shall be counsel reasonably satisfactory to the Company, and the payment of expenses and such counsel's fees) insofar as such action shall relate to the alleged liability in respect of which indemnity may be sought against Purchaser, provided, however, that the failure of the Company to give written notice to Purchaser of the commencement of any action shall not relieve Purchaser of its obligations hereunder except to the extent that Purchaser is actually prejudiced by such failure to give notice. The Company and each such director, officer, or controlling Person shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expense of such counsel shall not be the expense of Purchaser unless in the reasonable judgment of the Company or controlling Person, a conflict of interest between Purchaser and the Company or controlling Person exists in respect of such claim, in which event the fees and expenses of such counsel shall be at the expense of Purchaser.

           (6) A party required to indemnify another party pursuant to this Section ("indemnifying party") shall not be liable for any settlement of any action or claim relating to any such liability or expense affected without its consent, but if any settlement is effected with its consent or if a final judgment for the plaintiff is entered in any such action, such indemnifying party agrees to indemnify and hold harmless the indemnified party from and against any loss or liability by reason of any such settlement or judgment.

     7. Miscellaneous.

        (a) An "Event of Default" under this Agreement shall mean and refer to (i) any material inaccuracy or omission in any representation or warranty made by the Company in this Agreement, (ii) any failure by the Company to perform its agreements and covenants herein, or (iii) any Event of Default under the Loan Agreement or the Promissory Note.

        (b) All notices hereunder shall be in writing and shall be mailed by first class registered or certified mail, postage prepaid, return receipt requested, or by telecopy with confirmation back, or by nationally recognized overnight courier or hand delivery, and all communications shall be addressed to the addresses of the Company and Purchaser as shown on the signature page or such other address (or telecopy number) as the parties shall designate by notice to the other party hereunder.

        (c) This Agreement, the Loan Agreement and the Promissory Note contain the final, complete and exclusive understanding of the parties with respect to its subject matter, and all prior negotiations, discussions, commitments and understandings heretofore between them are merged herein. This Agreement may not be modified or amended except by an instrument in writing signed by the party to be charged therewith.

        (d) This Agreement shall inure to the benefit of and be binding upon the successors and assigns of the parties, including transferees of the Shares permitted pursuant to Section 5 and holders of Registrable Shares.

        (e) The titles and headings of the sections of this Agreement are included for the convenience of the parties only and are not part of this Agreement.

        (f) Whenever possible, each provision of this Agreement will be interpreted in such manner so as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable under any applicable law or rule in any jurisdiction, provided, that such provision will be ineffective only to the extent of such invalidity, illegality or unenforceability in such jurisdiction, without invalidating the remainder of this Agreement in such jurisdiction or any provision hereof in any other jurisdiction.

        (g) This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which shall constitute but one and the same document.

        (h) At any time, and from time to time, each party agrees, at its own expense, to take such actions and to execute and deliver such documents as may be reasonably necessary to effectuate the purposes of this Agreement.

        (i) This Agreement shall be governed in all respects, whether as to validity, construction, interpretation, capacity, performance or otherwise, by the laws of the State of Maryland.

        (j) The Company agrees to pay the reasonable fees of counsel to the Purchaser in connection with this Agreement, the Line of Credit, and other contemporaneous transactions contemplated by the parties.

        IN WITNESS VIHEREOF, the parties have duly executed this Agreement the date first written above.


                                        AMERICAN QUANTUM CYCLES, INC.


                                        By: /s/ Richard K. Hagen
                                            --------------------------------
                                            Richard K. Hagen, Chairman & CEO



                                        ANCHOR CAPITAL CORPORATION


                                        By: /s/ Illegible
                                            ----------------------------
                                            President

                                   EXHIBIT "C"

                                  LOAN REQUEST

                   For Week Beginning ______________, 1999



     THE UNDERSIGNED AFFIANT, being duly sworn, deposes and says that:

     1. Affiant is an officer of AMERICAN QUANTUM CYCLES, INC., a Florida corporation (the "Company"), being duly elected or appointed to the office of the Company set forth below the Affiant's signature, and the Affiant has been duly authorized to make this Loan Request on behalf of the Company, and has made due investigation as to the following matters.

     2. Affiant certifies the following matters on behalf of the Company to induce and request ANCHOR CAPITAL CORPORATION (the "Lender") to disburse a Loan as described herein pursuant to the terms of the Loan and Security Agreement dated as of March 30, 1999 between the Lender and the Company (the "Agreement"). The capitalized terms used in this certificate have the respective meanings given them in the Agreement.

     3. No Event of Default exists under the Agreement, and no event has occurred and is continuing which with notice or lapse of time or both would become an Event of Default.

     4. All representations and warranties of the Company made in the Agreement are true on and as of the date of the making of the Loan requested herein, with the same force and effect as if the representations and warranties were made on and as of such date.

     5. There has been no material adverse change to the financial condition or operations of the Company.

     6. All Inventory previously financed with Loans has been segregated from other Inventory on the Company's premises, or has otherwise been physically identified as being subject to the Lender's first-priority security interest.

     7. The Offering has not been withdrawn or canceled by the Company, and there has been no material change in the terms, feasibility or timing of the Offering adverse to the interests of Lender as a purchaser of the common stock of the Company under the Purchase Agreement.

     8. With respect to each Purchase Order for motorcycles submitted to the Lender as of this date: (i) the copy of the Purchase Order delivered to the Lender is true, correct and complete; (ii) the Purchase Order represents a valid and binding order from a dealer for the immediate delivery of the number of motorcycles identified therein; (iii) the Purchase Order is in full force and effect and has not been modified, amended, rescinded or revoked;
(iv) the dealer named in the Purchase Order is obligated to pay for the motorcycle(s) identified therein; and (v) either the Purchase Order has been approved for floor plan financing by a Floor Plan Lender, or the Company has received a deposit for one-third of the purchase price and has deposited the same in the Anchor Account (except for up to one permitted cash sale without deposit as provided in Section 2(a) of the Agreement).

     9. As of this date, the Company has submitted and the Lender has approved Purchase Orders covering dealer orders for a total of ___________ motorcycles, and at the rate of $10,000 per motorcycle, the total fundable
amount of approved Purchase Orders to date is:            $ ___________
The cumulative amount of Loans funded against
Purchase Orders to date is:                                (__________),
and the remaining Loan funds now available for
approved Purchase Orders is:                              $ ___________

     10. The maximum permitted cumulative Loan amount
for this week is:                                         $ ___________
As of this date, the cumulative amount of all Loans
advanced by the Lender is:                                 (__________),
and the excess of this maximum amount over the
cumulative amount to date is:                             $ ___________


     11. The maximum permitted outstanding Loan balance   $ ___________
for this week is:
As of this date, the outstanding principal balance of      (__________),
all unpaid Loans is:
and the excess of this maximum amount over the present    $ ___________
principal balance is:

     12. The least of the three dollar amounts determined under foregoing paragraphs 9, 10 and 11 is $____________.

     13. As shown in the Weekly Report for the immediately preceding week, the amount of actual Cumulative Sales achieved by the Company was ________% of the amount of Cumulative Sales projected in the Company's Cash Flow Projections for that week, and the amount of actual Cumulative Cash Collected achieved by the Company was ________% of the amount of Cumulative Cash Collected so projected for that week. The "Performance Factor" is: (i) zero, if either percentage is less than 80%; (ii) 100%, if both percentages are 100% or more; and (iii) in any other case, the lower of the two percentages. The product of the dollar amount determined in foregoing paragraph 12
multiplied by the Performance Factor is:                  $ ___________

     14. As shown in the Weekly Report for the immediately preceding week, the amount of "Net Receivables Outstanding" was $ ____________, and 75% of
that amount is:                                           $ __________
As shown in that Weekly Report, the amount of "Net Gordon
Inventory at End of Week" was $ _________, and one third
of that amount is:                                        $ ___________
A. The Collateral Base for the previous week is the sum
of these two amounts:                                     $ ___________
B. The outstanding principal balance of the Loans at end
of previous week was:                                     $ ___________
If line B exceeds line A, then the amount from
paragraph 12 minus this excess is:                        $ ___________

     15. The amount of available Loan funds this week is the lesser of the two amounts respectively determined under paragraph 13 and paragraph 14,
which is:                                                 $ ___________

     16. The Company requests the Lender to disburse a Loan in the total amount of $ __________ to the respective vendors and suppliers listed below, to each of them in the respective amount listed below, by the respective payment method listed below. For each vendor or supplier to be paid by check drawn on the Anchor Account, the Company has prepared and submitted with this Loan request a check drawn in the correct amount payable to the correct vendor or supplier, and the Company hereby requests the Lender to sign the check prepared by the Company and to deliver the check (or other specified payment) to the respective payee by the delivery method specified below (if no delivery method is specified below, then the Lender is instructed to send the check by regular U.S. mail). For each such vendor or supplier, an original or a true copy of the respective parts order is attached hereto, and if so indicated below the Lender is instructed to enclose the parts order with the payment sent to the respective vendor or supplier.

----------------------------------------------------------------------------------------------------------
Vendors Name &           Brief                  Payment          Delivery      Enclose         Amount of
Mailing Address          Description of         Method           Method        Parts           Payment to,
                         Parts Ordered          (Anchor Account  (US Mail if   Order           Vendor
                                                Check if not     not           [Yes/No]
                                                specified)       specified)
----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------------

                                                            TOTAL LOAN AMOUNT THIS WEEK:
----------------------------------------------------------------------------------------------------------


     IN WITNESS WHEREOF, the undersigned Affiant has executed this Loan Request on behalf of the Company as its duly elected or appointed __________ on __________, 1999.


                                                 ____________________________

                                                 ___________________, Affiant



STATE OF ______________ )
                        ) SS:
COUNTY OF _____________ )


     SWORN TO AND SUBSCRIBED before me this __ day of ___________, 1999 by _____________, who personally appeared before me and who is personally known to me or produced a driver's license as identification.

My Commission Expires:                        ________________________________
                                              NOTARY PUBLIC, STATE OF ________
                                              [NOTARIAL SEAL]
_______________________________